CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price	Amount of registration fee
Exchangeable Senior Notes	$115,000,000	$12,305 (1)
Common Shares	(2)	(2)
Guarantee of Exchangeable Senior Notes	(3)	(3)

(1)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (No. 333-136448) filed by Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership on August 9, 2006.

(2)	There are also registered an indeterminate number of Common Shares into which the Exchangeable Senior Notes may be converted. Pursuant to Rule 457(i), no separate registration fee is payable where securities and securities into which conversion is offered are registered at the same time and no additional consideration is payable upon conversion.

(3)	Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantee.

The information in this preliminary prospectus supplement is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2006

P R O S P E C T U S    S U P P L E M E N T
(To Prospectus Dated August 9, 2006)

$100,000,000
Tanger Properties Limited Partnership
    % Exchangeable Senior Notes due 2026
guaranteed on a senior unsecured basis by
Tanger Factory Outlet Centers, Inc.

The notes will bear interest at a rate of      % per year. Interest on the notes is payable on February 15 and August 15 of each year, beginning on February 15, 2007.

On and after August 18, 2011 to (and including) the close of business on the trading day immediately preceding the maturity date of the notes, holders may at their option exchange their notes for the consideration described herein, subject to prior repurchase or redemption of the notes.

Prior to August 18, 2011, holders may at their option exchange their notes on any day prior to the close of business on the trading day immediately preceding August 18, 2011 only under the following circumstances: (1) during the five business day period after any ten consecutive trading day period (the ‘‘measurement period’’) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of the common shares of Tanger Factory Outlet Centers, Inc., which we refer to as Company common shares, and the exchange rate on each such day; (2) during any calendar quarter beginning after September 30, 2006 if the closing sale price of Company common shares for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the exchange price per share of Company common shares on the last day of such preceding calendar quarter; (3) if we have called such notes for redemption, at any time prior to the close of business on the day that is two business days prior to the redemption date; (4) upon the occurrence of specified corporate events; or (5) if the Company common shares are not listed. On exchange, we will deliver cash in an amount equal to not less than the lower of the exchange value (as described herein) and the aggregate principal amount of the notes to be exchanged, and, at our option, Company common shares, cash or a combination thereof for any excess.

The initial exchange rate will be         Company common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $         per Company common share). The exchange price will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a ‘‘fundamental change’’ (as defined herein) occurs on or prior to August 18, 2011, we will increase the exchange rate for a holder that elects to exchange its notes in connection with such fundamental change.

On or after August 18, 2011, we may at our option redeem all or part of the notes for cash. We may also redeem the notes at any time prior to maturity to the extent necessary to preserve the Company’s qualification as a real estate investment trust. Holders may require us to repurchase for cash the notes on August 18, 2011, August 15, 2016, or August 15, 2021 and at any time prior to their maturity upon a fundamental change, in each case at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date.

The notes will be our senior unsecured obligations, will be guaranteed by our Tanger Factory Outlet Centers, Inc., which is the parent of our general partner and which we refer to as the Company. The notes and the guarantee will rank equally in right of payment to all of our and the Company’s existing and future senior unsecured indebtedness and senior to any of our or the Company’s future subordinated indebtedness. The notes and the guarantee will effectively rank junior in right of payment to all of our and the Company’s existing and future secured indebtedness. The notes and the guarantee will be structurally subordinated to all liabilities of our subsidiaries. For a more detailed description of the notes, see ‘‘Description of Notes’’ beginning on page S-16.

We have granted the underwriters the right to purchase up to an additional $15,000,000 principal amount of notes, solely to cover overallotments, if any.

The Company common shares are listed on the New York Stock Exchange under the symbol ‘‘SKT.’’ On August 8, 2006 the last reported sale price of Company common shares on the New York Stock Exchange was $32.19 per share.

Investing in the notes involves risks. See ‘‘Risk Factors’’ beginning on page S-6 and beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated herein by reference, for risks relating to an investment in our notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	%	$
Underwriting Discount	%	$
Proceeds to us (before expenses)	%	$

(1)	Plus accrued interest, if any, from (and including) the date of the original issuance.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about           , 2006.

Joint Book-Running Managers

Citigroup	Banc of America Securities LLC

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any ‘‘free writing prospectus’’ we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document consists of two parts.    The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the notes offered hereby. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

When used in this prospectus supplement, unless the context indicates otherwise, the term ‘‘Operating Partnership’’ refers to Tanger Properties Limited Partnership and subsidiaries and the term ‘‘Company’’ refers to Tanger Factory Outlet Centers, Inc. and subsidiaries. The terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to the Operating Partnership or the Operating Partnership and the Company together with their consolidated subsidiaries, as the context requires.

i

PROSPECTUS SUPPLEMENT

PROSPECTUS

ii

FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company and the Operating Partnership, including, among other things:

•	national and local general economic and market conditions;

•	demographic changes; our ability to sustain, manage or forecast our growth; existing governmental regulations and changes in or the failure to comply with government regulations;

•	adverse publicity; liability and other claims asserted against us;

•	competition;

•	the risk that we may not be able to finance our planned development activities;

•	risks related to the retail real estate industry in which we compete, including the potential adverse impact of external factors such as inflation, tenant demand for space, consumer confidence, unemployment rates and consumer tastes and preferences;

•	the risk that historically high fuel prices may impact consumer travel and spending habits;

•	risks associated with our development activities, such as the potential for cost overruns, delays and lack of predictability with respect to the financial returns associated with these development activities;

•	risks associated with real estate ownership, such as the potential adverse impact of changes in the local economic climate on the revenues and the value of our properties;

•	risks that we incur a material, uninsurable loss of our capital investment and anticipated profits from one of our properties, such as those that result from wars, earthquakes or hurricanes;

•	risks that a significant number of tenants may become unable to meet their lease obligations, including as a result of tenant bankruptcies, or that we may be unable to renew existing leases or re-lease a significant amount of available space on economically favorable terms;

•	fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans;

•	business disruptions;

•	the ability to attract and retain qualified personnel;

•	the ability to realize planned costs savings in acquisitions; and

•	retention of earnings.

Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled ‘‘Business’’ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, or annual report, including the subheadings entitled ‘‘Recent Developments,’’ ‘‘The Factory Outlet Concept,’’ ‘‘Our Factory Outlet Centers,’’ ‘‘Business, Growth and Operating Strategy,’’ ‘‘Capital Strategy,’’ ‘‘Competition,’’ the section entitled ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations’’ in the annual report and the section titled ‘‘Risk Factors’’ in this prospectus supplement.

We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities being offered. You should read the prospectus supplement and the prospectus, as well as the documents incorporated herein and therein by reference. Unless otherwise indicated, property and financial information in this prospectus supplement is presented as of, or for the period ended, June 30, 2006.

Tanger Properties Limited Partnership

Tanger Properties Limited Partnership, a North Carolina limited partnership, and its subsidiaries focus exclusively on developing, acquiring, owning, operating and managing factory outlet shopping centers. We are one of the largest owners and operators of factory outlet centers in the United States. As of June 30, 2006, we owned 29 centers with a total gross leasable area, or GLA, of approximately 8.0 million square feet. These factory outlet centers were 96% occupied at that date. Also, we own a 50% interest in one center with a GLA of approximately 402,000 square feet and manage for a fee three centers with a GLA of approximately 293,000 square feet.

We are controlled by Tanger Factory Outlet Centers, Inc., a fully-integrated, self-administrated and self-managed real estate investment trust, or REIT.

Tanger GP Trust, the Company’s wholly owned subsidiary, serves as our general partner. The factory outlet centers and other assets of our business are owned by, and all of the Company’s operations are conducted through, us. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the Company.

THE OFFERING

The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see ‘‘Description of Notes.’’ For purposes of this summary and the ‘‘Description of Notes,’’ references to ‘‘we,’’ ‘‘us,’’ and ‘‘our’’ refer only to Tanger Properties Limited Partnership and not to its subsidiaries or Tanger Factory Outlet Centers, Inc.

Issuer of Notes	Tanger Properties Limited Partnership, a North Carolina partnership.

Issuer of Common Shares	Tanger Factory Outlet Centers, Inc., a North Carolina corporation, which we refer to as the ‘‘Company.’’

Securities Offered	$100,000,000 principal amount of % exchangeable senior notes due 2026 (not including up to an additional $15,000,000 subject to the underwriters' overallotment option).

Maturity Date	August 15, 2026, unless earlier repurchased, exchanged or redeemed.

Interest	% per year. Interest will be payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2007.

Guarantee	The notes will be guaranteed on a senior unsecured basis by the Company.

Optional Redemption	Prior to August 18, 2011, we may not redeem the notes except to preserve the Company’s status as a real estate investment trust, or REIT, as described below. On or after August 18, 2011, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided that we must have paid in full the aggregate amount of all interest payments due on or before August 18, 2011.

If at any time we determine it is necessary to redeem the notes in order to preserve the Company’s status as a real estate investment trust, we may redeem all, but not less than all, of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Exchange Rights	On and after August 18, 2011 to (and including) the close of business on the scheduled trading day immediately preceding the maturity date of the notes, holders may exchange their notes for cash in an amount equal to the lesser of the exchange value (as described herein) and the aggregate principal amount of the notes to be exchanged, and, at our option, Company common shares, cash, or a combination thereof for any excess, at the applicable exchange rate, in multiples of $1,000 principal amount, subject to prior repurchase or redemption of the notes.

Holders may exchange their notes prior to the close of business on the scheduled trading day immediately preceding August 18, 2011, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

•	during the five business day period after any ten consecutive trading day period (the ‘‘measurement period’’) in which the trading price per note for each day of such measurement period was less than 98% of the product of the last reported sale price of Company common shares and the exchange rate on each such day;

•	during any calendar quarter beginning after September 30, 2006 if the closing sale price of Company common shares for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the exchange price per Company common shares on the last day of such preceding calendar quarter;

•	if we have called such notes for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date;

•	upon the occurrence of specified corporate transactions described under ‘‘Description of Notes — Exchange Rights;’’ or

•	if Company common shares are not listed on either a U.S. national securities exchange or the Nasdaq Global Market.

The initial exchange rate will be Company common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $ per share of Company common shares), subject to adjustment.

Upon a valid tender of notes for exchange, we will pay, on the third trading day following the last day of the related observation period (as described herein), cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and, at our option, Company common shares, cash or a combination thereof for any excess. See

‘‘Description of Notes — Exchange Rights — Payment upon Exchange.’’

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon exchange of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares or combination thereof, issued to you upon exchange.

Repurchase at Holders’ Option	Holders may require us to repurchase the notes on August 18, 2011, August 15, 2016, or August 15, 2021 at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay cash for all notes so repurchased.

Fundamental Change	If we undergo a ‘‘fundamental change’’ (as defined in this prospectus supplement under ‘‘Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes’’), you will have the option to require us to purchase all or any portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. We will pay cash for all notes so purchased.

In addition, if a ‘‘fundamental change’’ occurs prior to August 18, 2011, we will increase the exchange rate for a holder who elects to exchange its notes in connection with such a fundamental change upon exchange in certain circumstances as described under ‘‘Description of Notes — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change.’’

Ranking	The notes will be our senior unsecured obligations, will be guaranteed on a senior unsecured basis by Tanger Factory Outlet Centers, Inc., the parent of our general partner, and will rank equally in right of payment to all of our and the Company’s existing and future senior unsecured indebtedness and senior to any of our or the Company’s future subordinated indebtedness. The notes will effectively rank junior in right of payment to all of our and the Company’s existing and future secured indebtedness. The notes and the guarantee will be structurally subordinated to all liabilities of our subsidiaries. Our subsidiaries will not guarantee any of our obligations under the notes.

Use of Proceeds	The net proceeds from the sale of the notes are estimated to be approximately $97.5 million (or approximately $112.2 if the underwriters exercise in full their overallotment option), after deducting underwriting discounts and commission and estimated offering expenses.

We intend to use the net proceeds to repay the outstanding balances under our revolving credit facilities and certain other indebtedness, to make additional investments and for general corporate purposes.

U.S. Federal Income Taxation	The notes and the Company common shares into which the notes are exchangeable are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the U.S. federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of the notes and Company common shares arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See ‘‘Certain U.S. Federal Income Tax Considerations.’’

New York Stock Exchange Symbol for Company Common Shares	SKT

 RISK FACTORS

An investment in our Exchangeable Senior Notes or the Company common shares involves risks. Before you decide to invest in the notes or the Company common shares, you should consider the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference into the accompanying prospectus. See ‘‘Where You Can Find More Information’’ in this prospectus supplement.

The market price of the notes may be volatile.

Historically, the market for convertible or exchangeable debt has been subject to disruptions that have caused volatility in the prices of securities similar to the notes. Such a market, if any, for the notes may suffer from similar disruptions, and disruptions may materially adversely affect the prices at which you may sell your notes. The market price of the notes will depend on many factors that may vary over time, some of which are beyond our control, including:

•	prevailing market interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	competition;

•	the amount of indebtedness we have outstanding;

•	our financial condition, performance and prospects; and

•	the value of the common shares into which the notes are exchangeable, and the financial condition, performance and prospects of Tanger Factory Outlet Centers, Inc.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the offering price.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates declines. Consequently, if market interest rates increase after you purchase these notes, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to the notes’ market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the notes may not reflect the potential impact of all risks on any trading market for, or trading value of, your notes.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Notes do not limit our ability to incur additional debt. Although the credit agreements governing our unsecured lines of credit limit our ability to incur additional indebtedness and other outstanding debt securities limit our ability to incur additional indebtedness or prohibit us from taking other action that could negatively impact holders of such other debt securities as set forth under ‘‘Description of Debt Securities And Guarantees — Certain Covenants — Limitations on Incurrence of Indebtedness’’ in the accompanying prospectus, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness or other such obligations, the risks associated with our indebtedness, including our possible inability to service our debt, would increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

The notes and guarantee are effectively subordinated to our existing secured debt and any secured debt we or the Company may incur in the future.

The notes are not secured by any of our assets. The guarantee is not secured by any assets of the Company. As a result, the notes and guarantee are effectively subordinated to our existing secured debt and any secured debt we or the Company may incur in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes or the guarantee. As of June 30, 2006, our total secured indebtedness was approximately $198.2 million. We may incur additional secured indebtedness in the future to finance potential acquisitions or the development of new properties.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the Company, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Tanger Factory Outlet Centers, Inc. has no material assets other than its investment in us.

The notes will be fully and unconditionally guaranteed by Tanger Factory Outlet Centers, Inc. However, Tanger Factory Outlet Centers, Inc. has no material assets other than its investment in us. Furthermore, Tanger Factory Outlet Centers, Inc.'s guarantee of notes will be effectively subordinated to all unsecured and secured liabilities (exclusive of trade payables, distributions payable and accrued expenses) and preferred equity of its subsidiaries, which as of June 30, 2006, totaled approximately $705.6 million in the aggregate.

The notes and the guarantee will effectively be junior to the liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries.

The notes and the guarantee will be structurally subordinated to all existing and future liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Holders of the notes will not be creditors of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.

The conditional exchange feature of the notes could result in your receiving less than the value in cash or the combination of cash and Company common shares for which a note would otherwise be exchangeable.

The notes are exchangeable into cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and at our option, Company common shares, cash or a combination thereof for any excess, only if specified conditions are met. If the specific conditions for exchange are not met, you will not be able to exchange your notes, and you may receive less than the value of the cash or the combination of cash and Company common shares for which the notes would otherwise be exchangeable.

We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon an exchange of the notes in accordance with their terms, we will be required to pay the lesser of the principal amount or the exchange value of such notes in cash. Furthermore, there may be circumstances that prevent us from issuing Company common shares for all or any portion of any net amount deliverable upon an exchange of notes, thereby requiring us to satisfy our net amount obligation in cash. As described under ‘‘Description of Notes — Repurchase of Notes at Your Option on Specified Dates’’ and ‘‘Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,’’ holders of notes also have the right to require us to repurchase the notes for cash on specified dates or upon the occurrence of certain change in control transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the required cash amount in respect of the lesser of the principal amount or the exchange value (and any applicable excess cash amount) or to make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the required cash amount (including any cash amount) or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases. Moreover, if you or other investors in our notes exercise the repurchase right on the specified dates or for a fundamental change, it may cause a default under that debt, even if the fundamental change itself does not cause a default, owing to the financial effect of such a repurchase on us.

There is no public market for the notes, which could limit their market price or the ability to, sell them for an amount equal to, or higher than, the offering price.

The notes are a new issue of securities for which there is presently no market. The underwriter has advised us that it presently intends to make a market in the notes as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the notes and any such market making may be discontinued at any time at the discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. A market may not develop for the notes, and you may not be able to sell your notes. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. In addition, if any of the notes are traded after their initial issuance, they may trade at a discount from the offering price.

If the market price of Company common shares decreases, the market price of our notes may similarly decrease.

We expect that the market price of our notes will be significantly affected by the market price of Company common shares. This may result in greater volatility in the market price of the notes than would be expected for non-convertible or non-exchangeable debt securities. The market price of Company common shares will likely continue to fluctuate in response to factors including the factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and our and Tanger Factory Outlet Centers, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, many of which are beyond our control. For instance, the price of Company common shares could be affected by possible sales of Company common shares by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving Company common shares. The hedging or arbitrage could, in turn, affect the trading prices of the notes. In addition, anticipated exchanges of the notes into Company common shares could depress the price of Company common shares to the extent that any such exchange would result in the issuance by Tanger Factory Outlet Centers, Inc. of a significant number of additional Company common shares.

A change in control or a fundamental change may adversely affect us or the notes.

A fundamental change or change in control transaction involving us could have a negative effect on us and the trading price of Company common shares and could negatively impact the trading price of the notes. Furthermore, the fundamental change provisions, including the provisions requiring the increase to the exchange rate for exchanges in connection with a fundamental change prior to August 18, 2011, may in certain circumstances make it more difficult or discourage a takeover of our company and the removal of incumbent management.

The adjustment to the exchange rate for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs prior to August 18, 2011, we will increase the exchange rate by a number of additional Company common shares for notes exchanged in connection with such fundamental change. The increase in the exchange rate will be determined based on the date on which the fundamental change becomes effective and the price paid per common share of Tanger Factory Outlet Centers, Inc. in such transaction, as described below under ‘‘Description of Notes — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change.’’ The adjustment to the exchange rate for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of Company common shares in the transaction is greater than $             per share or less than $             per share (in each case, subject to adjustment), no adjustment will be made to the exchange rate. Moreover, in no event will the total number of Company common shares issuable upon exchange as a result of this adjustment exceed                  per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth under ‘‘Description of Notes — Exchange Rights — Exchange Rate Adjustments.’’ Our obligation to increase the exchange rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A change in control involving us may not constitute a ‘‘fundamental change’’ for purposes of the notes.

The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control involving us except to the extent described under ‘‘Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,’’ and ‘‘Description of Notes — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change.’’ However, the term ‘‘fundamental change’’ is limited and may not include every change in control event that might cause the market price of the notes to decline. As a result, your rights under the notes upon the occurrence of a fundamental change may not preserve the value of the notes in the event of a change in control involving us. In addition, any change in control involving us may negatively affect the liquidity, value or volatility of Company common shares, negatively impacting the value of the notes.

If you hold notes, you will not be entitled to any rights with respect to Company common shares, but you will be subject to all changes made with respect to Company common shares.

If you hold notes, you will not be entitled to any rights with respect to Company common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on Company common shares), but if you subsequently exchange your notes for Company common shares, you will be subject to all changes affecting the Company common shares. You will have rights with respect to Company common shares only if and when we deliver Company common shares to you upon exchange of your notes and, to a limited extent, under the exchange rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to Tanger Factory Outlet Centers, Inc.’s articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of Company common shares to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of Company common shares.

Ownership limitations in the charter of the Company may impair the ability of holders to exchange notes for Company common shares.

Subject to certain exceptions specified in the Company’s charter, no shareholder (other than Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, actually or constructively, more than 4% of the Company’s outstanding common shares. The Company’s board of directors may exempt a proposed transferee from the ownership limit if evidence satisfactory to the board of directors and the Company’s tax counsel is presented that such ownership will not then or in the future jeopardize the Company’s status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the Company’s REIT status.

Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for Company common shares to the extent that receipt of such Company common shares would cause such holder actually or constructively to exceed the ownership limit. See ‘‘Description of Tanger Factory Outlet Centers, Inc. Common Shares.’’

Certain of the possible adjustments to the exchange rate (or the failure to make certain adjustments to the exchange rate) of the notes may result in a constructive distribution or a deemed payment of interest to holders of notes.

The exchange rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the exchange rate of the notes are made (or there is a failure to make certain adjustments to the exchange rate), a holder generally will be deemed to have received a constructive distribution or possibly a deemed payment of interest. Because such deemed distribution or payment would not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to set-off any withholding tax that we are required to pay with respect to any such distribution or payment against cash payments of interest. See ‘‘Certain U.S. Federal Income Tax Considerations — Taxation of Holders of Notes — U.S. Holders — Adjustments to Exchange Rate’’ and ‘‘Certain U.S. Federal Income Tax Considerations — Taxation of Holders of Notes — Non-U.S. Holders — Adjustments to Exchange Rate.’’

The exchange of notes for cash or a combination of Company common shares and cash will be taxable for holders of notes.

The exchange of notes for cash or a combination of Company common shares and cash will be a taxable transaction for U.S. federal income tax purposes. See ‘‘Certain U.S. Federal Income Tax Considerations — Taxation of Holders of Notes — U.S. Holders — Sale, Exchange, Redemption and other Disposition of Notes.’’

We will withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes upon a redemption of notes or an exchange of notes for cash or a combination of Company common shares and cash.

We intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes upon a redemption of notes or an exchange of notes for cash or a combination of Company common shares and cash. See ‘‘Certain U.S. Federal Income Tax Considerations — Taxation of Holders of Notes — Non-U.S. Holders — Sale, Exchange, Redemption and other Disposition of Notes.’’

The exchange rate of the notes may not be adjusted for all dilutive events, which may adversely affect the trading price of the notes.

The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of share dividends on Company common shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of common shares of beneficial interest, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under ‘‘Description of Notes — Exchange Rights — Exchange Rate Adjustments.’’ However, the exchange rate will not be adjusted for other events, such as certain exchange offers or an issuance of Company common shares for cash, that may adversely affect the market price of the notes or the Company common shares. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the exchange rate.

We face competition for the acquisition of factory outlet centers, and we may not be able to complete acquisitions that we have identified.

One component of our business strategy is expansion through acquisitions, and we may not be successful in completing acquisitions that are consistent with our strategy. We compete with institutional pension funds, private equity investors, other REITs, small owners of factory outlet centers, specialty stores and others who are engaged in the acquisition, development or ownership of factory outlet centers and stores. These competitors may affect the supply/demand dynamics and, accordingly, increase the price we must pay for factory outlet centers we seek to acquire, and these competitors may succeed in acquiring those factory outlet centers themselves. Also, our potential acquisition targets may find our competitors to be more attractive acquirors because they may have greater marketing and financial resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing for these factory outlet centers may increase in the future, which would increase demand for factory outlet centers and the prices we must pay to acquire them. If we pay higher prices for factory outlet centers, our profitability may be reduced. Also, once we have identified potential acquisitions, such acquisitions are subject to the successful completion of due diligence, the negotiation of definitive agreements and the satisfaction of customary closing conditions, and we cannot assure you that we will be able to reach acceptable terms with the sellers or that these conditions will be satisfied.

The economic performance and the market value of our factory outlet centers are dependent on risks associated with real property investments.

Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, inflation, unemployment rates, consumer confidence, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, our ability to provide adequate maintenance and insurance and increased operating costs.

Our earnings and therefore our profitability is entirely dependent on rental income from real property.

Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of factory outlet store tenant leases traditionally have been significantly shorter than in other retail segments. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

We are substantially dependent on the results of operations of our retailers.

Our operations are necessarily subject to the results of operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. Accordingly, declines in these tenants' results of operations would reduce the income produced by our properties. If the sales of our retail tenants decline sufficiently, such tenants may be unable to pay their existing rents as such rents would represent a higher percentage of their sales. Any resulting leasing delays, failures to make payments or tenant bankruptcies could result in the termination of such tenants' leases.

A number of companies in the retail industry, including some of our tenants, have declared bankruptcy or have voluntarily closed certain of their stores in recent years. The bankruptcy of a major tenant or number of tenants may result in the closing of certain affected stores, and we may not be able to re-lease the resulting vacant space for some time or for equal or greater rent. Such bankruptcy could have a material adverse effect on our results of operations and could result in a lower level of funds for distribution.

We may be subject to environmental regulation.

Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

We generally make distributions to Tanger Factory Outlet Centers, Inc. because it is required by law to make distributions to its shareholders.

To obtain the favorable tax treatment associated with its qualification as a REIT, generally, Tanger Factory Outlet Centers, Inc. is required to distribute to its common and preferred shareholders at least 90.0% of its net taxable income (excluding capital gains) each year. As a result, we make distributions to Tanger Factory Outlet Centers, Inc. to enable it to make distributions to its common and preferred shareholders.

We may be unable to develop new factory outlet centers or expand existing factory outlet centers successfully.

We continue to develop new factory outlet centers and expand factory outlet centers as opportunities arise. However, there are significant risks associated with our development activities in addition to those generally associated with the ownership and operation of established retail properties. While we have policies in place designed to limit the risks associated with development, these policies do not mitigate all development risks associated with a project. These risks include the following:

•	significant expenditure of money and time on projects that may be delayed or never be completed;

•	higher than projected construction costs;

•	shortage of construction materials and supplies;

•	failure to obtain zoning, occupancy or other governmental approvals or to the extent required, tenant approvals; and

•	late completion because of construction delays, delays in the receipt of zoning, occupancy and other approvals or other factors outside of our control.

Any or all of these factors may impede our development strategy and adversely affect our overall business.

An uninsured loss or a loss that exceeds the insurance policies on our factory outlet centers could subject us to lost capital or revenue on those centers.

Some of the risks to which our factory outlet centers are subject, including risks of war and earthquakes, hurricanes and other natural disasters, are not insurable or may not be insurable in the future. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the insurance policies noted above or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in and anticipated revenue from one or more of our factory outlet centers, which could adversely affect our results of operations and financial condition, as well as our ability to make payments on the notes.

Under the terms and conditions of our leases, tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons and contamination of air, water, land or property, on or off the premises, due to activities conducted in the leased space, except for claims arising from negligence or intentional misconduct by us or our agents. Additionally, tenants generally are required, at the tenant's expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies acceptable to us. These policies include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the leased space. All of these policies may involve substantial deductibles and certain exclusions.

Historically high fuel prices may impact consumer travel and spending habits.

Our markets are currently experiencing record high fuel prices. Most shoppers use private automobile transportation to travel to our factory outlet centers, and many of our centers are not easily accessible by public transportation. Increasing fuel costs may reduce the number of trips to our centers, thus reducing the amount spent at our centers. Many of our factory outlet center locations near tourist destinations may experience an even more acute reduction of shoppers if there were a reduction of people opting to drive to vacation destinations. Such reductions in traffic could adversely impact our percentage rents and ability to renew existing leases and re-lease space at current rental rates.

Increasing fuel costs may also reduce disposable income and decrease demand for retail products. Such a decrease could adversely affect the results of operations of our retail tenants and adversely impact our percentage rents and ability to renew existing leases and re-lease space at current rental rates.

 USE OF PROCEEDS

We estimate the net proceeds of this offering to be approximately $97.5 million or $112.2 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and our estimated offering expenses. The net proceeds will be used to repay the following:

•	8.86%, mortgage debt outstanding with Woodman of the World Life Insurance Society with an original maturity of September 2010, a principal amount outstanding of $15.3 million and a prepayment charge of $613,000; and

•	amounts outstanding under our unsecured revolving lines of credit and other variable rate debt with a weighted average interest rate as of August 1, 2006 of 6.3%.

Any remaining proceeds will be to make investments in additional properties or development of existing properties and for general corporate purposes.

DESCRIPTION OF NOTES

We will issue the notes under an indenture dated as of March 1, 1996, as supplemented by the First Supplemental Indenture dated as of March 1, 1996, the Second Supplemental Indenture dated as of October 24, 1997, the Third Supplemental Indenture dated as of February 15, 2001, the Fourth Supplemental Indenture dated as of November 4, 2005, between us, the Company, as guarantor, and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, and the Fifth Supplemental Indenture to be entered into between us, the Company, as guarantor, and U.S. Bank National Association, as trustee, concurrently with the delivery of the notes. We refer to this document as supplemented as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You may request a copy of the indenture from us.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

For purposes of this description, references to ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer only to Tanger Properties Limited Partnership and not to its subsidiaries or to Tanger Factory Outlet Centers, Inc.; references to the ‘‘Company’’ refer only to Tanger Factory Outlet Centers, Inc. and not to its subsidiaries and references to ‘‘Company common shares’’ refer to common shares of Tanger Factory Outlet Centers, Inc., par value $0.01 per share.

General

The notes:

•	will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness;

•	will be guaranteed on a senior unsecured basis by the Company; the guarantee will be the Company’s senior unsecured obligation and will rank equally in right of payment to all of the Company’s existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness;

•	will effectively rank junior in right of payment to all of our or the Company’s existing and future secured indebtedness and will be structurally subordinated to all liabilities of our subsidiaries;

•	will initially be limited to an aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriters exercise in full their overallotment option) subject to our right to issue additional notes under the indenture in the future;

•	mature on August 15, 2026, unless earlier exchanged, repurchased or redeemed;

•	may be redeemed for cash at our option in whole or in part on or after August 18, 2011;

•	may be redeemed at any time prior to maturity to the extent necessary to preserve the Company’s status as a real estate investment trust, or REIT;

•	are subject to repurchase by us at the option of the holder on each of August 18, 2011, August 15, 2016, August 15, 2021, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the repurchase date; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see ‘‘— Book-Entry Procedures’’).

Subject to fulfillment of certain conditions, the notes are exchangeable for Company common shares at the applicable exchange rate, initially of                  Company common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $                 per Company common share). The exchange rate is subject to adjustment if certain events occur. On exchange, we will deliver cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and, at our option, Company common shares, cash or a combination thereof for any excess. You will not receive any separate cash payment for any interest accrued and unpaid to the exchange date except under the limited circumstances described below.

The notes will be issued only in denominations of $1,000 and integral multiples of $1,000. We use the term ‘‘note’’ in this prospectus supplement to refer to each $1,000 principal amount of notes.

We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

Reference is made to the section entitled ‘‘Description of Debt Securities and Guarantees — Certain Covenants,’’ beginning on page 10 of the accompanying prospectus, for a description of the covenants applicable to us. The restrictions described under ‘‘Description of Debt Securities and Guarantees — Certain Covenants — Limitations on Incurrence of Indebtedness’’ in the accompanying prospectus are not applicable to the notes of this series; however, debt securities issued under the indenture prior to the issuance of the notes, as well as other debt securities we may issue subsequent to the issuance of the notes, restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of such other debt securities as described in that section.

Other than the restrictions described under ‘‘Description of Debt Securities and Guarantees — Certain Covenants — Limitations on Incurrence of Indebtedness’’ with respect to the debt securities outstanding under the indenture (other than the notes of this series) in the accompanying prospectus and the restrictions described under ‘‘— Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ and ‘‘— Consolidation, Merger and Sale of Assets’’ below, and except for the provisions set forth under ‘‘— Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change,’’ the indenture contains no other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control or a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

Interest

The notes will bear interest at a rate of          % per year from the date of initial issuance of the notes, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2007.

Interest will be paid to the person in whose name a note is registered at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking

The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to our secured indebtedness, which encumbers some of our assets and our consolidated subsidiaries’ assets, including mortgages encumbering some of our or our subsidiaries’ properties and our consolidated subsidiaries’ properties. The notes also are effectively subordinated to all indebtedness of our subsidiaries. As of June 30, 2006, we had approximately $452.4 million of unsecured long-term indebtedness outstanding. At June 30, 2006, our total outstanding indebtedness, including indebtedness of our consolidated subsidiaries, was approximately $650.6 million (of which approximately $198.2 million was secured indebtedness).

Exchange Rights

General

On and after August 18, 2011, holders may exchange each of their notes at an initial exchange rate of                Company common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $                per share of Company common shares) until the close of business on the scheduled trading day immediately preceding the maturity date of August 15, 2026.

Upon the occurrence of any of the conditions described under the headings ‘‘— Exchange upon Satisfaction of Trading Price Condition,’’ ‘‘— Exchange Based upon Company Common Share Price,’’ ‘‘— Exchange upon Notice of Redemption,’’ ‘‘— Exchange upon Specified Corporate Transactions’’ and ‘‘— Exchange If Company Common Shares Are Not Listed,’’ holders may exchange each of their notes at an initial exchange rate of             Company common shares per $1,000 principal amount of notes (equivalent to an exchange price of approximately $            per Company common share) at any time prior to the close of business on the scheduled trading day immediately preceding August 18, 2011. On exchange, we will deliver cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and, at our option, Company common shares, cash or a combination thereof for any excess.

The exchange rate and the equivalent exchange price in effect at any given time are referred to as the ‘‘applicable exchange rate’’ and the ‘‘applicable exchange price,’’ respectively, and will be subject to adjustment as described below. The exchange price at any given time will be computed by dividing $1,000 by the applicable exchange rate at such time. A holder may exchange fewer than all of such holder’s notes so long as the notes exchanged are an integral multiple of $1,000 principal amount.

Upon exchange, you will not receive any separate cash payment for accrued and unpaid interest unless such exchange occurs between a regular record date and the interest payment date to which it relates. Our settlement of exchanges as described below under ‘‘— Payment upon Exchange’’ will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the exchange date.

As a result, accrued and unpaid interest to, but not including, the exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are exchanged after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the exchange. Notes, upon surrender for exchange during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so exchanged; provided that no such payment need be made:

•	if we have called the notes for redemption; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange of such notes.

If a holder exchanges notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Company common shares upon the exchange, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Notes in respect of which a holder has delivered a repurchase notice or a notice of exercise of its option to require us to repurchase its notes upon the occurrence of a fundamental change (defined below) may not be surrendered for exchange until the holder has withdrawn the notice in accordance with the indenture.

Exchange upon Satisfaction of Trading Price Condition

A holder may surrender notes for exchange during the five business day period after any ten consecutive trading day period (the ‘‘measurement period’’) in which the ‘‘trading price’’ per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price of Company common shares and the exchange rate for such date, subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make a trading price determination.

The ‘‘trading price’’ of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the ‘‘last reported sale price’’ of Company common shares and the exchange rate.

In connection with any exchange upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination. Further, we shall have no obligation to make such request unless a holder or holders of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of Company common shares and the exchange rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of Company common shares and the exchange rate.

If the trading price condition has been met, we shall so notify the holders of the notes. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of Company common shares and the exchange rate for such date, we shall so notify the holders of notes.

The ‘‘last reported sale price’’ of Company common shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Company common shares are traded or, if Company common shares are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Global Market. If Company common shares are not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq Global Market on the relevant date, the ‘‘last reported sale price’’ will be the last quoted bid price for Company common shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Company common shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for Company common shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to extended or after hours trading.

‘‘Trading day’’ means a day during which (i) trading in Company common shares generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price for Company common shares (other than a last reported sale price referred to in the next to last sentence of such definition) is available for such day; provided that if Company common shares are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the preceding paragraph (excluding the next to last sentence of that paragraph), ‘‘trading day’’ will mean any business day.

‘‘Market disruption event’’ means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled trading day for Company common shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Company common shares or in any options, contracts or future contracts relating to Company common shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Exchange Based upon Company Common Share Price

Holders may surrender notes for exchange in any calendar quarter commencing at any time after September 30, 2006, and only during such calendar quarter, if the closing price of the Company common shares at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per Company common share on the last day of such preceding calendar quarter, which we refer to as the ‘‘exchange trigger price.’’

The exchange trigger price immediately following issuance of the notes is $            , which is 130% of the initial exchange price per Company common share. The foregoing exchange trigger price assumes that no events have occurred that would require an adjustment to the exchange rate.

We will instruct the exchange agent to determine at the beginning of each calendar quarter whether the notes are exchangeable as a result of the price of Company common shares and to notify us and the trustee.

Exchange upon Notice of Redemption

A holder may surrender for exchange any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise exchangeable at such time. However, if a holder has already delivered a fundamental change repurchase notice with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the terms of the note.

Exchange upon Specified Corporate Transactions

If we or the Company elect to:

•	distribute to all or substantially all holders of Company common shares certain rights entitling them to purchase, for a period expiring within 60 days after the record date of the distribution, Company common shares at less than the last reported sale price of a share of Company common share on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all or substantially all holders of Company common shares our or the Company’s assets, debt securities or certain rights to purchase our or the Company’s securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the last reported sale price of Company common shares on the day preceding the declaration date for such distribution, we must notify the holders of the notes at least 10 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for exchange at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise exchangeable at such time. The ex-dividend date is the first date upon which a sale of Company common shares does not automatically transfer the right to receive the relevant dividend from the seller of the common shares to its buyer.

In addition, if we are party to any transaction or event that constitutes a fundamental change (as defined below), a holder may surrender notes for exchange at any time from and after the 30th scheduled trading day prior to the anticipated effective date of such transaction or event until the fundamental change repurchase date (as defined below). Holders who exchange notes in connection with any such fundamental change occurring prior to August 18, 2011, will also be entitled to an increase (if any) in the exchange rate to the extent described below under ‘‘— Exchange Rate Adjustments — Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.’’ Upon the occurrence of a fundamental change, holders will also have the right to require us to repurchase their notes as set forth below under ‘‘— Fundamental Change Permits Holders to Require Us to Repurchase Notes.’’ We will notify holders of the occurrence of a fundamental change no later than 30 scheduled trading days prior to the anticipated effective date of such transaction and issue a press release no later than 45 scheduled trading days prior to the anticipated effective date of such transaction.

A holder will also have the right to exchange notes if the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets, in each case pursuant to which Company common shares would be exchanged into cash, securities and/or other property, even if such transaction does not also constitute a fundamental change. A holder may exercise this exchange right at any time beginning on the 15th calendar day prior to the anticipated effective date of such transaction and ending on the 15th calendar day following the effective date of such transaction. We will notify holders of any such transaction at least 20 calendar days prior to the anticipated effective date of such transaction.

Exchange If Company Common Shares Are Not Listed

A holder may surrender notes for exchange at any time beginning on the first business day after any 30 consecutive trading day period during which Company common shares are not listed on either a U.S. national securities exchange or the Nasdaq Global Market.

Exchange Procedures

Because you will hold a beneficial interest in a global note, to exchange notes you must comply with The Depository Trust Company’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

The date you comply with these requirements is the ‘‘exchange date’’ under the indenture.

If a holder has already delivered a repurchase notice as described under ‘‘— Fundamental Change Permits Holders to Require us to Repurchase Notes’’ with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the indenture.

Payment upon Exchange

We will settle exchange of all notes validly tendered for exchange for consideration having a value equal to the exchange value of the notes being exchanged. We will pay the exchange value in cash in an amount equal to the lesser of the exchange value and the aggregate principal amount of the notes to be exchanged, and, at our option, Company common shares, cash or a combination thereof for any excess. We will settle each $1,000 principal amount of notes being exchanged by delivering, on the third trading day immediately following the last day of the related observation period (as defined below), cash, Company common shares or a combination thereof, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period. We refer to such sum as the ‘‘exchange value.’’

The ‘‘observation period’’ with respect to any note means the 20 consecutive trading-day period beginning on and including the second trading day after you deliver your exchange notice to the exchange agent.

The ‘‘daily settlement amount,’’ for each of the 20 trading days during the observation period, shall consist of:

•	cash in an amount equal to the lesser of $50 and the daily exchange value relating to such day; and

•	to the extent the daily settlement amount exceeds $50, a number of whole Company common shares equal to the daily share amount (as defined below) for such trading day, subject to our right to deliver cash in lieu of all or a portion of such shares, as described below.

The ‘‘daily exchange value’’ means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable exchange rate and (2) the last reported sale price of Company common shares (or the consideration into which Company common shares have been exchanged in connection with certain corporate transactions) on such day.

The ‘‘daily share amount’’ on a given trading day means:

•	the excess of the daily exchange value over $50, divided by

•	the last reported sale price of Company common shares (or the consideration into which Company common shares have been exchanged in connection with certain corporate transactions) on that trading day.

By the close of business on the business day prior to the first scheduled trading day of the applicable observation period, we may specify a percentage of the daily share amount that will be settled in cash (the ‘‘cash percentage’’) and we will notify holders of such cash percentage by notifying the trustee (the ‘‘cash percentage notice’’). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable observation period will equal the product of: (i) the cash percentage, (ii) the daily share amount for such trading day and (iii) the closing sale price of Company common shares for such trading day (provided that after the consummation of a fundamental change in which the consideration is comprised entirely of cash, the amount used in this clause (iii) shall be the cash price per share received by holders of Company common shares in such fundamental change). The number of shares deliverable in respect of each trading day in the applicable cash settlement averaging period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If we do not specify a cash percentage by the close of business on the trading day prior to the scheduled first trading day of the applicable observation period, we must settle 100% of the daily share amount for each trading day in the applicable observation period with Company common shares. We may, at our option, revoke any cash percentage notice by notifying the trustee; provided that we revoke such notice by the close of business on the trading day prior to the scheduled first trading day of the applicable observation period.

We will deliver cash in lieu of any fractional Company common shares based on the closing sale price per share of Company common shares on the on the last day of the applicable observation period. We may be unable to pay the cash portion of the exchange value upon exchange of any notes by holders. Our ability to settle our exchange obligation with respect to the notes in cash may be limited by law or by our debt agreements in existence at the time of such exchange. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay any portion of the exchange value in cash. See ‘‘Risk Factors — We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain change in control transactions.’’

Notwithstanding any other provision of the notes, no holder of notes shall be entitled to exchange such notes for Company common shares, to the extent applicable, if and to the extent that we have not received such shares from the Company. The Company has agreed with us to issue to us the number of its common shares that we are required to deliver to all holders of notes that elect to exchange notes for such shares. If the Company breaches this obligation and we are unable to deliver shares to any holder of notes as described above, we will pay cash to such holder in lieu of the Company common shares otherwise deliverable or issue to such holder a number of our Class A common limited partnership units exchangeable for the shortfall in the number of shares otherwise deliverable, with such Class A common limited partnership units having all the rights and privileges provided in our Amended and Restated Agreement of Limited Partnership.

We will deliver cash in lieu of any fractional Company common shares or common units issuable in connection with payment of the amounts above (based on the last reported sale price of Company common shares on the last day of the applicable observation period).

Exchange Rate Adjustments

The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the notes participate, as a result of holding the notes, in any of the transactions described below without having to exchange their notes.

Adjustment Events

(1)    If the Company issues Company common shares as a dividend or distribution on Company common shares, or if the Company effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER’ = ER0 ×   OS’

                          OS0

where,

ER0 = the exchange rate in effect immediately prior to such event;

ER’ = the exchange rate in effect immediately after such event;

OS0 = the number of Company common shares outstanding immediately prior to such event; and

OS’ = the number of Company common shares outstanding immediately after such event.

(2)    If the Company issues to all or substantially all holders of Company common shares any rights, warrants or convertible securities entitling them for a period of not more than 60 calendar days to subscribe for or purchase Company common shares at a price per share less than the last reported sale price of Company common shares on the business day immediately preceding the date of announcement of such issuance, the exchange rate will be adjusted based on the following formula (provided that the exchange rate will be readjusted to the extent that such rights, warrants or exchangeable securities are not exercised prior to their expiration):

ER’ = ER0 ×   OS0 + X

                           OS0 + Y

where,

ER0 = the exchange rate in effect immediately prior to such event;

ER’ = the exchange rate in effect immediately after such event;

OS0 = the number of Company common shares outstanding immediately prior to such event;

X = the total number of Company common shares issuable pursuant to such rights; and

Y = the number of Company common shares equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of Company common shares over the ten consecutive trading-day period ending on the business day immediately preceding the record date (or, if later, the ‘‘ex-date’’ relating such distribution) for the issuance of such rights, warrants or convertible securities.

(3)    If the Company distributes shares of beneficial interest, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of Company common shares, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply;

•	then the exchange rate will be adjusted based on the following formula:

ER’ = ER0 ×       SP0

                           SP0–FMV

where,

ER0 = the exchange rate in effect immediately prior to such distribution;

ER’ = the exchange rate in effect immediately after such distribution;

SP0 = the average of the last reported sale prices of Company common shares over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the ‘‘ex-date’’ relating to such distribution); and

FMV = the fair market value (as determined by the board of directors of the Company) of the shares of beneficial interest, evidences of indebtedness, assets or property distributed with respect to each outstanding Company common share on the record date for such distribution (or, if earlier, the ‘‘ex-date’’ relating to such distribution).

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on Company common shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a ‘‘spin-off,’’ the exchange rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

ER’ = ER0 ×   FMV0 + MP0

                                   MP0

where,

ER0 = the exchange rate in effect immediately prior to such distribution;

ER’ = the exchange rate in effect immediately after such distribution;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of Company common shares with respect to one share of Company common shares over the first ten consecutive trading-day period after the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of Company common shares over the first ten consecutive trading-day period after the effective date of the spin-off.

The adjustment to the exchange rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any exchange within the ten trading days following any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the exchange date in determining the applicable exchange rate.

(4)    If the Company pays any cash dividend or distribution to all or substantially all holders of Company common shares to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the exchange rate will be adjusted based on the following formula:

ER’ = ER0 ×   SP0 – T

                           SP0 – C

where,

ER0 = the exchange rate in effect immediately prior to the record date for such distribution;

ER’ = the exchange rate in effect immediately after the record date for such distribution;

SP0 = the average of the last reported sale prices of Company common shares over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the ‘‘ex-date’’ relating to such distribution);

T = the dividend threshold amount, which shall initially be $0.34 per quarter and which amount shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, Company common shares; provided, that if an exchange rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C = the amount in cash per share that the Company distributes to holders of Company common shares.

(5)    If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Company common shares, if the cash and value of any other consideration included in the payment per share of Company common shares exceeds the last reported sale price of Company common shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

ER’ = ER0 ×   AC + (SP’ × OS’)

                                   SP’ × OS0

where,

ER0 = the exchange rate in effect on the date such tender or exchange offer expires;

ER’ = the exchange rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the board of trustees of the Company) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of Company common shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of Company common shares outstanding immediately after the date such tender or exchange offer expires; and

SP’ = the average of the last reported sale prices of Company common shares over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

If, however, the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made.

As used in this section, ‘‘ex-date’’ means the first date on which Company common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

Except as stated herein, we will not adjust the exchange rate for the issuance of Company common shares or any securities convertible into or exchangeable for Company common shares or the right to purchase Company common shares or such convertible or exchangeable securities.

Events That Will Not Result in Adjustments.

The applicable exchange rate will not be adjusted:

•	upon the issuance of any Company common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Company common shares under any plan;

•	upon the issuance of any Company common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any Company common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	for a change in the par value of Company common shares;

•	for accrued and unpaid interest; or

•	for the avoidance of doubt, for (i) the issuance of common units by us (other than to all or substantially all holders of Company common shares), (ii) the payment of cash or the issuance of Company common shares by the Company upon redemption of any common units or (iii) the payment of cash or the issuance of Company common shares by the Company upon exchange, redemption or repurchase of notes.

Adjustments to the applicable exchange rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the exchange rate unless the adjustment would require a change of at least 1% in the exchange rate. However, we will carry forward any adjustments that are less than 1% of the exchange rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the notes for redemption or upon maturity. Except as described in this section, we will not adjust the exchange rate.

Treatment of Reference Property.

In the event of:

•	any reclassification of Company common shares;

•	a consolidation, merger or combination involving the Company; or

•	a sale or conveyance to another person of all or substantially all of the property and assets of the Company, in which holders of the outstanding Company common shares would be entitled to receive cash, securities or other property for their Company common shares, you will be entitled thereafter to exchange your notes into:

•	cash; and

•	in lieu of Company common shares otherwise deliverable, the same type (in the same proportions) of consideration received by holders of Company common shares in the relevant event (‘‘reference property’’).

The amount of cash and any reference property you receive will be based on the daily exchange values of reference property and the applicable exchange rate, as described above.

For purposes of the foregoing, the type and amount of consideration that a holder of Company common shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause Company common shares to be exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company common shares that affirmatively make such an election.

Treatment of Rights.    To the extent that we have a rights plan in effect upon exchange of the notes into Company common shares, you will receive, in addition to Company common shares, the rights under the rights plan, unless prior to any exchange, the rights have separated from Company common shares, in which case the exchange rate will be adjusted at the time of separation as if we distributed to all holders of Company common shares, our shares of beneficial interest, evidences of indebtedness or assets as described in clause (3) under ‘‘— Adjustment Events’’ above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Exchange Rate.    We are permitted, to the extent permitted by law and subject to the applicable rules of the New York Stock Exchange, to increase the exchange rate of the notes by any amount for a period of at least 20 days if our board of trustees determines that such increase would be in our best interest. We may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of Company common shares or rights to purchase Company common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Tax Effect.    A holder may, in some circumstances (generally including the distribution of cash dividends to holders of Company common shares that triggers an exchange rate adjustment), be deemed to have received a constructive dividend or payment of additional interest subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. Because such deemed dividend or payment would not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to, and the Indenture provides that, we may, set-off any withholding tax that we are required to pay with respect to any such constructive distribution or payment against cash payments of interest on the notes. For a discussion of the U.S. federal income tax treatment of an adjustment to the exchange rate, see ‘‘Certain U.S. Federal Income Tax Considerations.’’

Adjustment to Shares Delivered upon Exchange upon Fundamental Change

If a fundamental change (as defined below) occurs prior to August 18, 2011, and if you elect to exchange your notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of such fundamental change until the related fundamental change repurchase date, the exchange rate will be increased by an additional number of Company common shares (the ‘‘additional shares’’) as described below. We will issue a press release no later than the 45th day prior to the anticipated effective date of such transaction. We will settle exchanges of notes as described below under ‘‘— Settlement of Exchanges in a Fundamental Change.’’

A ‘‘fundamental change’’ shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of Company common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common shares (or American Depositary Shares representing shares of common shares) that are:

•	listed on, or immediately after consummation of such transaction or event will be listed on, a United States national securities exchange; or

•	approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices.

The number of additional shares by which the exchange rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the ‘‘effective date’’) and the price (the ‘‘share price’’) paid per share of Company common shares in the fundamental change. If holders of Company common shares receive only cash in the fundamental change, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the last reported sale prices of Company common shares over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the exchange rate of the notes is otherwise adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner as the exchange rate as set forth under ‘‘— Exchange Rate Adjustments.’’

The following table sets forth the share price paid per share of Company common shares in the fundamental change and the number of additional shares per $1,000 principal amount of notes by which the exchange rate will be increased:

Share Price
Effective Date
August 16, 2006
August 18, 2007
August 18, 2008
August 18, 2009
August 18, 2010
August 18, 2011

The exact share prices and effective dates may not be set forth in the table above, in which case:

•	If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year.

•	If the share price is greater than $ per share (subject to adjustment), the exchange rate will not be adjusted.

•	If the share price is less than $ per share (subject to adjustment), the exchange rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of Company common shares issuable upon exchange exceed              per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth above under ‘‘— Exchange Rate Adjustments.’’

Settlement of Exchanges in a Fundamental Change

As described above under ‘‘— Exchange Rate Adjustments — Treatment of Reference Property,’’ upon effectiveness of any fundamental change, the notes will be exchangeable into reference property or cash and reference property, as applicable. If, as described above, we are required to increase the exchange rate by the additional shares as a result of the fundamental change, notes surrendered for exchange will be settled as follows:

•	If the last day of the applicable 20-trading day observation period related to notes surrendered for exchange is prior to the third trading day preceding the effective date of the fundamental change, we will settle such exchange as described above under ‘‘— Payment upon Exchange’’ by delivering the amount of cash, Company common shares (based on the exchange rate without regard to the number of additional shares to be added to the exchange rate as described above) or combination thereof, on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of Company common shares, if any, as if the exchange rate had been increased by such number of additional shares during the related observation period (and based upon the related last reported sale prices during such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of Company common shares, we will deliver such increase by delivering reference property based on such increased number of shares.

•	If the last day of the applicable observation period related to notes surrendered for exchange is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such exchange as described above under ‘‘— Payment upon Exchange’’ (based on the exchange rate as increased by the additional shares described above) on the later to occur of (1) the effective date of the transaction and (2) third trading day immediately following the last day of the applicable observation period.

Ownership Limit

Notwithstanding any other provision of the notes, no holder of notes shall be entitled to exchange such notes for Company common shares to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the articles of incorporation of the Company. See ‘‘Description of Common Shares — Restrictions on Ownership and Transfer’’ beginning on page 22 of the accompanying prospectus.

Optional Redemption by Us

Prior to August 18, 2011, we may not redeem the notes except to preserve the Company’s qualification as a REIT as described below. On or after August 18, 2011, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the date or redemption, on at least 30 days’ and no more than 60 days’ notice. Prior to redeeming any notes at our option, we shall have paid in full the aggregate amount of all interest due on interest payment dates occuring before August 18, 2011.

You may exchange notes or portions of notes called for redemption, even if the notes are not otherwise exchangeable at that time, until the close of business on the day that is two business days prior to the redemption date.

If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you exchange a portion of your notes, the exchanged portion will be deemed to be part of the portion selected for redemption.

If at any time we determine it is necessary to redeem the notes in order to preserve the Company’s qualification as a REIT, we may redeem all, but not less than all, of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

We or a third party may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may, to the extent permitted by applicable law and subject to restrictions contained in the underwriting agreement with the underwriter, be reissued or resold or may, at our or such third party’s option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

We may deduct and withhold, from the amount payable upon redemption, any amounts required to be deducted and withheld under applicable law.

No sinking fund is provided for the notes.

Repurchase of Notes at Your Option on Specified Dates

On August 18, 2011, August 15, 2016 or August 15, 2021, you may require us to repurchase any outstanding notes for which you have properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions. You may submit your notes for repurchase to the paying agent at any time from the opening of business on the date that is 25 business days prior to the repurchase date until the close of business on the fifth business day prior to the repurchase date.

We will repurchase each outstanding note for which you have properly delivered and not withdrawn a written repurchase notice at a repurchase price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest up to, but excluding, the repurchase date.

We will pay the repurchase price in cash. For a discussion of the tax treatment of a holder receiving cash, see ‘‘Certain U.S. Federal Income Tax Considerations.’’

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a fundamental change occurs at any time, you will have the right, at your option, to require us to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the ‘‘fundamental change repurchase date’’) of our choosing that is not less than 20 nor more than 35 business days after the date of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to but excluding the fundamental change repurchase date. Any notes purchased by us will be paid for in cash.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the exchange agent, if applicable;

•	the applicable exchange rate and any adjustments to the applicable exchange rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, you must deliver, on or before the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled ‘‘Form of Fundamental Change Repurchase Notice’’ on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the second business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See ‘‘Risk Factors’’ under the caption ‘‘We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain change in control transactions.’’ If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with change in control provisions permitting the holders thereof to accelerate or to require us to repurchase such indebtedness upon the occurrence of specified change in control events or on some specific dates.

Certain of our debt agreements may limit our ability to repurchase notes.

No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price.

Consolidation, Merger and Sale of Assets

The indenture provides that we or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

(1)    either we or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than us or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under the indenture, in the case of any successor to us, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

(2)    immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

(3)    an officer's certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder or allowing the holder to exchange the notes, in each case, as described above.

Events of Default

Each of the following is an Event of Default:

(1)    default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)    default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, repurchase, declaration or otherwise;

(3)    failure by us to comply with our obligation to exchange the notes into cash, Company common shares or combination thereof, as applicable, upon exercise of a holder’s exchange right, and such failure continues for a period of 10 days;

(4)    failure by us to issue a fundamental change notice when due, and such failure continues for a period of five days;

(5)    failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;

(6)    default in the payment of an aggregate principal amount exceeding $15,000,000 of any evidence of recourse indebtedness of us or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(7)    failure of us or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $15,000,000 which is not stayed on appeal or contested in good faith; and

(8)    certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, us or any significant subsidiary (as defined in Regulation S−X promulgated under the Securities Act) or either of its property.

Modification and Amendment

Reference is made to the section entitled ‘‘Description of Debt Securities and Guarantees — Modification of the Indenture,’’ beginning on page 16 of the accompanying prospectus, for a description of the modification and amendment provisions applicable to the notes. In addition to such provisions, subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may make any change that adversely affects the exchange rights of any notes, or reduce the fundamental change repurchase price, redemption price or repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments or the provisions relating to redemption of the notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon exchange or otherwise, cash or Company common shares sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture. See ‘‘Description of Debt Securities and Guarantees — Discharge, Defeasance and Covenant Defeasance’’ in the accompanying prospectus. The notes will not be subject to defeasance or covenant defeasance.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of Company common shares, accrued interest payable on the notes and the exchange rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and exchange agent for the notes.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Procedures

The Depository Trust Company, New York, New York, or DTC, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s nominee. One fully-registered global note will be issued with respect to the notes. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, or the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others (called ‘‘indirect participants’’) such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission, or SEC.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, a ‘‘beneficial owner,’’ will in turn be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s record reflects only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed. Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of the participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. Under these circumstances, in the event that a successor securities depository is not obtained, certificates representing the notes will be printed and delivered. We may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the notes will be printed and delivered. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.

 DESCRIPTION OF TANGER FACTORY OUTLET CENTERS, INC. COMMON SHARES

The Tanger Factory Outlet Centers, Inc. has authority to issue 50,000,000 common shares, $0.01 par value per share. In this section, the terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to the Tanger Factory Outlet Centers, Inc. and not the Tanger Properties Limited Partnership. As of June 30, 2006, we had outstanding 31,000,536 common shares.

General

The following description of our common shares sets forth certain general terms and provisions of our common shares and is in all respects subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.

Terms

Each of our outstanding common shares is entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares do not have and are not subject to, any preemptive or similar rights.

Except for the election of a director to fill a vacancy on the board of directors and the election of directors by holders of one or more class or series of our preferred shares, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a plurality of the votes cast. Holders of our common shares will not have cumulative voting rights for the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of the our common shares cast for the election of directors at that meeting will be able to elect all of the directors, other than any directors to be elected by the holders of one or more series of our preferred shares. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See ‘‘Description of Preferred Shares’’ in the accompanying prospectus. If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the ‘‘five or fewer’’ requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our shares under the ‘‘five or fewer’’ requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from a related party tenant is not qualifying income for purposes of the gross income tests under the Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of such tenant. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities.

Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 4% of our outstanding common shares. Our charter provides that Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common shares, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common shares owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our qualification as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our shares are transferred in a way that would cause our shares to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our shares.

The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Amendments to our charter require the affirmative vote of holders owning a majority of our outstanding common shares. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

All certificates representing our common shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must file an affidavit with us containing information regarding their ownership of our capital shares, as set forth in the applicable Treasury Regulations promulgated under the Code. Under these Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of our capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, NA.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses certain material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of the notes and the common shares into which the notes are exchangeable, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (‘‘IRS’’) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that such statements and conclusions, if challenged by the IRS, would be upheld by a court.

This summary is limited to holders who purchase notes for cash upon their initial issuance at their initial price (set forth on the cover of this prospectus supplement), who hold the notes and any common shares issued upon the exchange of the notes as capital assets, and who receive cash or a combination of cash and Company common shares upon an exchange of such notes. This summary also does not address the tax considerations arising under the U.S. federal estate and gift tax laws or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the U.S. federal alternative minimum tax;

•	tax-exempt organizations (except to the extent specifically set forth below under ‘‘— Taxation of Holders of Common Shares — Tax-Exempt Holders’’);

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	regulated investment companies and REITs;

•	certain former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the notes or common shares as a position in a hedging transaction, ‘‘straddle,’’ ‘‘conversion transaction’’ or other risk reduction transaction; or

•	persons deemed to sell the notes or common shares under the constructive sale provisions of the Code.

If you are considering purchasing the notes, you should consult your tax advisors concerning the application of U.S. federal tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the notes and common shares arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this summary, a ‘‘U.S. holder’’ means a beneficial owner of a note or common shares received upon the exchange of a note that is:

•	a citizen or resident alien individual of the United States;

•	a corporation or partnership (or any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A ‘‘non-U.S. holder’’ means a beneficial owner of a note or common shares received upon the exchange of a note that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as ‘‘controlled foreign corporations,’’ ‘‘passive foreign investment companies,’’ persons eligible for benefits under income tax conventions to which the United States is a party and certain U.S. expatriates. Non-U.S. holders should consult their own tax advisers to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder that is treated as a partnership for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes and common shares.

This discussion does not address any aspects of U.S. federal income taxation relating to Tanger Factory Outlet Centers, Inc. or its election to be taxed as a REIT. A summary of certain U.S. federal income tax considerations relating to Tanger Factory Outlet Centers, Inc. is set forth in the accompanying prospectus under the heading ‘‘Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election.’’ You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the acquisition, ownership and sale of the notes and common shares, including the federal, state, local, foreign and other tax consequences and any reporting requirements ;

•	Tanger Factory Outlet Centers, Inc.’s election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in the tax laws.

Taxation of Holders of Notes

U.S. Holders

Interest

Stated interest on the notes will be includable in income by a U.S. holder when received or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption and other Disposition of Notes

Upon the sale, exchange (including an exchange for cash or a combination of cash and Company, common shares), redemption or other disposition of a note, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other disposition (excluding any portion attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income) and (ii) your adjusted tax basis in the note. Such capital gain or loss will be long-term capital gain or loss if you have held the note for more than one year at the time of sale, exchange, redemption or other disposition. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, generally will be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Adjustments to Exchange Rate

The exchange rate is subject to adjustment under specified circumstances. Pursuant to Section 305 of the Code and the applicable Treasury Regulations thereunder, a holder of notes would, in certain circumstances, be deemed to have received a distribution of or with respect to Company common shares if and to the extent that the exchange rate is adjusted (or, in certain circumstances, there is a failure to make an adjustment to the exchange rate), resulting in ordinary income to the extent of Tanger Factory Outlet Centers, Inc.'s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes generally will not be deemed to result in a constructive distribution of Company common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to Tanger Factory Outlet Centers, Inc.'s stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from Tanger Factory Outlet Centers, Inc., even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from Tanger Factory Outlet Centers, Inc. are described below under ‘‘Taxation of Holders of Common Shares — Taxable U.S. Holders — Distributions Generally’’ and ‘‘Taxation of Holders of Common Shares — Tax-Exempt Holders.’’

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a holder of notes under Section 305 of the Code because the notes are issued by Tanger Properties Limited Partnership rather than by Tanger Factory Outlet Centers, Inc., it is possible that the IRS could assert that, under principles similar to those of Section 305 of the Code, a holder should recognize taxable income, which might be considered interest or other ordinary income, and that a holder should include such interest or other income prior to the adjustment. If the IRS successfully asserted that an adjustment to the exchange rate is treated as interest income, then unless such interest is considered to be payable on account of a contingency that is, as of the issue date, either remote or incidental, the notes could be treated as ‘‘contingent payment debt instruments.’’ If the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the debentures and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. You are urged to consult you tax advisor regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Non-U.S. Holders

Interest

You will not be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, provided that:

•	you do not actually or constructively own 10% or more of the capital or profits interest in us, within the meaning of Section 871(h)(3) of the Code;

•	you are not a ‘‘controlled foreign corporation’’ that is related to us within the meaning of Section 864(d)(4) of the Code;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or applicable successor form)) or (b) you hold your notes through certain foreign intermediaries, and you and the foreign intermediary satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or applicable successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or applicable successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided you satisfy the certification requirements described above) generally in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange, Redemption and other Disposition of Notes

Any gain realized upon the sale, exchange (including an exchange of a note for cash or a combination of cash and Company common shares), redemption or other disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	the note constitutes a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act (‘‘FIRPTA’’).

If your gain is described in the first bullet point, you will be subject to U.S. tax at graduated rates, in generally the same manner as if you were a U.S. person, and in the case of a non-U.S. holder that is a corporation, the gain may also be subject to the 30% branch profits tax or such lower rate as may be specified in an applicable income tax treaty. If your gain is described in the second bullet point above, you will be subject to a flat tax 30% U.S. federal income tax on the gain, which gain generally may be offset by U.S. source capital losses. If your gain is described in the third bullet point, you would be subject to regular U.S. income tax with respect to such gain in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Although the applicable rules are not entirely clear, we intend to take the position that the notes constitute U.S. real property interests and, accordingly, that U.S. federal withholding tax applies under FIRPTA to any redemption by us or Tanger Factory Outlet Centers, Inc. (including an exchange of a note for cash or a combination of cash and Company common shares). Therefore, we intend to withhold 10% of the gross proceeds of any redemption by us or Tanger Factory Outlet Centers, Inc. (including an exchange of a note for cash or a combination of cash and Company common shares). Further, a third party purchaser of a note may withhold on the gross proceeds of the sale based on the position that the notes constitute U.S. real property interests.

You are urged to consult your tax advisor as to whether gain you realize upon the sale, exchange, redemption, or other disposition of a note is exempt from U.S. federal income tax under FIRPTA. If a sale, exchange, redemption, or other disposition of a note is exempt from U.S. federal income tax under FIRPTA and is not otherwise subject to U.S. federal income tax, any amounts withheld from such payments to you may be refunded or credited against your U.S. federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Adjustments to Exchange Rate

The exchange rate is subject to adjustment in certain circumstances. Any such adjustment would, in certain circumstances, give rise to a deemed distribution or additional interest payment to non-U.S.

holders of notes. See ‘‘U.S. Holders — Adjustments to Exchange Rate’’ above. In such case, the deemed distribution or additional interest payment would be subject to the rules described under, respectively, ‘‘Taxation of Holders of Common Shares — Taxable Non-U.S. Holders — Distributions Generally’’ below, or ‘‘— Interest’’ above. In addition, if any such adjustment were treated as interest income, then all or a portion of such interest could be treated as ‘‘contingent interest’’ that is generally subject to U.S. federal withholding tax at a 30% rate, unless reduced or eliminated by an applicable tax treaty. Reductions in withholding tax rates on interest otherwise available under certain income tax treaties may not apply, or may not apply as favorably, to contingent interest.

In the case of a deemed distribution or additional interest payment, because such deemed distributions or payments will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set-off any withholding tax that we are required to pay with respect to any such distribution against cash payments of interest.

Taxation of Holders of Common Shares

Taxable U.S. Holders

Distributions Generally

Distributions out of Tanger Factory Outlet Centers, Inc.’s current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends, and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to U.S. holders as ordinary income. See ‘‘— Tax Rates’’ below. As long as Tanger Factory Outlet Centers, Inc. qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of common shares are out of Tanger Factory Outlet Centers, Inc.’s current or accumulated earnings and profits, Tanger Factory Outlet Centers, Inc.’s earnings and profits will be allocated first to its outstanding preferred shares and then to its outstanding common shares.

To the extent that Tanger Factory Outlet Centers, Inc. makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce your adjusted tax basis in your common shares by the amount of the distribution, but not below zero. Distributions in excess of Tanger Factory Outlet Centers, Inc.’s current and accumulated earnings and profits and in excess of your adjusted tax basis in your common shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if your holding period for the common shares is greater than one year. Dividends Tanger Factory Outlet Centers, Inc. declares in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by Tanger Factory Outlet Centers, Inc. and received by the holder on December 31 of that year, provided Tanger Factory Outlet Centers, Inc. actually pays the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of Tanger Factory Outlet Centers, Inc.’s net operating losses or capital losses.

Capital Gain Dividends

Distributions that Tanger Factory Outlet Centers, Inc. properly designates as capital gain dividends will be taxable to U.S. holders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed Tanger Factory Outlet Centers, Inc.’s actual net capital gain for the taxable year. As described in ‘‘— Tax Rates’’ below, these gains may be taxable to non-corporate U.S. holders at a 15% or 25% rate. If you are a corporation, however, you may be required to treat up to 20% of some capital gain dividends as ordinary income. If Tanger Factory Outlet Centers, Inc. properly designates any portion of a distribution as a capital gain dividend then, except as otherwise required by law, Tanger Factory Outlet Centers, Inc. presently intends to allocate a portion of total capital gain dividends paid or made available to holders of all classes of its shares for the year to the holders of its common shares and preferred shares in proportion to the amount that its total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of such shares for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of its shares for the year.

Passive Activity Losses and Investment Interest Limitations

Distributions by Tanger Factory Outlet Centers, Inc. and gain arising from the sale, exchange or other disposition of the common shares by a U.S. holder will not be treated as passive activity income. As a result, you generally will not be able to apply any ‘‘passive losses’’ against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of common shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by Tanger Factory Outlet Centers, Inc., to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Retention of Net Capital Gains

Tanger Factory Outlet Centers, Inc. may elect to retain, rather than distribute as a capital gain dividend, all or a portion of its net capital gains. If Tanger Factory Outlet Centers, Inc. makes this election, it would pay tax on its retained net capital gains. In addition, to the extent Tanger Factory Outlet Centers, Inc. so elects, you generally would:

•	include your pro rata share of Tanger Factory Outlet Centers, Inc.’s undistributed net capital gains in computing your long-term capital gains in your return for your taxable year in which the last day of Tanger Factory Outlet Centers, Inc.’s taxable year falls, subject to certain limitations as to the amount that is includable,

•	be deemed to have paid the capital gains tax imposed on Tanger Factory Outlet Centers, Inc. on the designated amounts included in your capital gains,

•	receive a credit or refund for the amount of tax deemed paid by you,

•	increase the adjusted basis of your common shares by the difference between the amount of includable gains and the tax deemed to have been paid by you, and

•	if you are a corporation, appropriately adjust your earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Sale, Exchange, Redemption and other Disposition of Common Shares

Upon the sale, exchange redemption or other disposition of common shares, you generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other disposition and (ii) your adjusted tax basis in the common shares. Such gain or loss will be long-term capital gain or loss if your holding period in the common shares is more than one year at the time of such disposition. In general, if a U.S. holder recognizes loss upon the sale or other disposition of common shares that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from Tanger Factory Outlet Centers, Inc. which were required to be treated as long-term capital gains.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (i) capital gains, including ‘‘capital gain dividends,’’ has generally been reduced to 15% (although, depending on the characteristics of the assets which produced these gains and on designations which Tanger Factory Outlet Centers, Inc. may make, certain capital gain dividends may be taxed at a 25% rate) and (ii) ‘‘qualified dividend income’’

has generally been reduced to 15%. In general, dividends payable by a REIT are not eligible for the reduced tax rate on corporate dividends, except to the extent certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as a taxable REIT subsidiary) or to income that was subject to tax at the corporate/REIT level (for example, if Tanger Factory Outlet Centers, Inc. distributes taxable income that it retained and paid tax on in the prior taxable year). Dividends properly designated by Tanger Factory Outlet Centers, Inc. as ‘‘capital gain dividends’’ may be taxable to non-corporate taxpayers at a 15% or 25% tax rate. The applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to ‘‘sunset’’ or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Taxable Non-U.S. Holders

Distributions Generally

Distributions that are neither attributable to gain from sales or exchanges by Tanger Factory Outlet Centers, Inc. of U.S. real property interests nor designated by Tanger Factory Outlet Centers, Inc. as capital gain dividends will be treated as dividends of ordinary income to the extent they are made out of Tanger Factory Outlet Centers, Inc.’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to U.S. federal withholding tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with your conduct of a trade or business in the United States. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In cases where the dividend income from a non-U.S. holder’s investment in the common shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as if it were a U.S. person, and, in the case of a non-U.S. holder that is a corporation, the income may also be subject to the 30% branch profits tax or such lower rate as may be specified in an applicable income tax treaty.

Tanger Factory Outlet Centers, Inc. expects to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder provides Tanger Factory Outlet Centers, Inc. with an IRS Form W-8BEN (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder provides Tanger Factory Outlet Centers, Inc. with an IRS Form W-8 ECI (or applicable successor form) claiming that the distribution is income effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

Distributions in excess of Tanger Factory Outlet Centers, Inc.’s current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in your common shares, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of your common shares, they will give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. For withholding purposes, Tanger Factory Outlet Centers, Inc. expects to treat all distributions as if made out of its current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of Tanger Factory Outlet Centers, Inc.’s current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to a non-U.S. holder that Tanger Factory Outlet Centers, Inc. properly designates as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1)	the investment in the common shares is treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as if it were a U.S. person, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a flat 30% tax on the individual’s capital gains (which may generally be offset by U.S. source capital losses).

Pursuant to FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by Tanger Factory Outlet Centers, Inc. of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a such non-U.S. holder’s conduct of a trade or business in the United States. A non-U.S. holder generally will be subject to tax on such gain in the same manner as if it were a U.S. person, subject to a special alternative minimum tax in the case of nonresident alien individuals. Tanger Factory Outlet Centers, Inc. also will be required to withhold and to remit to the IRS 35% of any distribution to a non-U.S. holder that is designated as a capital gain dividend or, if greater, 35% of a distribution to a non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of shares which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by Tanger Factory Outlet Centers, Inc. as retained capital gains in respect of common shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under that approach, you would be able to offset as a credit against your U.S. federal income tax liability your proportionate share of the tax paid by Tanger Factory Outlet Centers, Inc. on such retained capital gains and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us were to exceed your actual U.S. federal income tax liability.

Sale, Exchange, Redemption and other Disposition of Common Shares

Any gain realized upon the sale, exchange, redemption or other disposition of common shares generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	the common shares constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act (‘‘FIRPTA’’).

If your gain is described in the first bullet point, you will be subject to U.S. tax at graduated rates, in generally the same manner as if you were a U.S. person, and in the case of a non-U.S. holder that is a corporation, the gain may also be subject to the 30% branch profits tax or such lower rate as may be specified in an applicable income tax treaty. If your gain is described in the second bullet point above, you will be subject to a flat tax 30% U.S. federal income tax on the gain, which gain generally may be offset by U.S. source capital losses. If your gain is described in the third bullet point, you will be subject to U.S. tax at graduated rates, in generally the same manner as if you were a U.S. person (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common shares would be required to withhold and remit to the IRS 10% of the purchase price.

The common shares will not constitute a ‘‘U.S. real property interest’’ if and for so long as Tanger Factory Outlet Centers, Inc. is a ‘‘domestically controlled REIT.’’ A ‘‘domestically controlled REIT’’ is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. persons. However, even if Tanger Factory Outlet Centers, Inc. is a domestically controlled REIT, upon disposition of common shares (subject to the 5% exception applicable to ‘‘regularly traded’’ shares described below), a non-U.S. holder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. holder (1) disposes of common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other common shares of Tanger Factory Outlet Centers, Inc. shares within 30 days after such ex-dividend date.

If Tanger Factory Outlet Centers, Inc. does not qualify as a domestically controlled REIT at the time a non-U.S. holder sells or otherwise disposes of the common shares, gain arising from the sale or exchange by a non-U.S. holder of the common shares would not be subject to U.S. federal income tax under FIRPTA as a sale of a ‘‘U.S. real property interest’’ if:

(1)	the common shares are ‘‘regularly traded,’’ as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of Tanger Factory Outlet Centers, Inc.’s common shares throughout the five-year period ending on the date of the sale or disposition.

Tax-Exempt Holders

Dividends on the common shares and gain arising from a sale of common shares will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its common shares as ‘‘debt financed property’’ within the meaning of the Code or if the common shares are used in a trade or business of the tax-exempt holder. Generally, ‘‘debt financed property’’ is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in the common shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the common shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, a portion of the dividends paid by a ‘‘pension-held REIT’’ may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a ‘‘pension-held REIT’’ if it is able to satisfy the ‘‘not closely held’’ requirement without relying on the look-through exception with respect to certain trusts.

Backup Withholding and Information Reporting

U.S. Holders

We or Tanger Factory Outlet Centers, Inc., as applicable, are required to furnish to the record U.S. holders of the notes and common shares, other than corporations and other exempt U.S. holders, and to the IRS, information with respect to interest paid on the notes and dividends paid on the common shares.

You may be subject to backup withholding with respect to interest paid on the notes, and dividends paid on Company common shares or with respect to proceeds received from a disposition of the notes or common shares. Certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you

•	fail to furnish your taxpayer identification number (‘‘TIN’’), which, for an individual, is ordinarily his or her social security number;

•	furnish an incorrect TIN;

•	are notified by the IRS that you have failed to properly report payments of interest or dividends; or

•	fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

If you are a non-U.S. holder, in general, you will not be subject to backup withholding with respect to payments that we or Tanger Factory Outlet Centers, Inc. make to you provided that we or Tanger Factory Outlet Centers, Inc., as applicable, do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under ‘‘— Taxation of Holders of Notes — Non-U.S. Holders — Interest.’’ In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or common shares within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we or Tanger Factory Outlet Centers, Inc., as applicable, generally will be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability, if any, and may be entitled to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. and Banc of America Securities LLC are acting as joint bookrunning managers of the offering.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Banc of America Securities LLC
Total		$100,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed    % of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed    % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement to purchase up to $         additional principal amount of notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a principal amount of additional notes approximately proportionate to that underwriter's initial purchase commitment.

We, and certain of our officers and directors, have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the representatives, dispose of or hedge any shares of our common shares or any securities convertible into or exchangeable for our common shares. The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional notes.

Paid by Tanger Properties Limited Partnership
	No Exercise	Full Exercise
Per note
Total

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of notes made in an amount up to the principal amount represented by the underwriters' over-allotment option. In determining the source of notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the notes in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of notes in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of notes in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be approximately $2.5 million.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, we have a $50 million unsecured revolving line of credit facility originally dated June 30, 2004 and a $100 million US Treasury Index Lock originally dated November 22, 2005, each with an affiliate of Banc of America Securities LLC.

The base prospectus and the prospectus supplement, together the prospectus, in electronic format may be made available on the websites maintained by one or more of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers notes or has in its possession or distributes the prospectus or any other material with respect to this offering.

Each underwriter has represented, warranted and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any notes included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (‘‘FSMA’’)) received by it in connection with the issue or sale of any notes included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes included in this offering in, from or otherwise involving the United Kingdom.

•	it has not offered or sold and will not offer or sell notes in Hong Kong SAR by means of this prospectus or any other document, other than to persons whose ordinary business involves buying or selling shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (2) unless it is a person who is permitted to do so under the securities laws of Hong Kong SAR, it has not issued or held for the purpose of issue in Hong Kong and will not issue or hold for the purpose of issue in Hong Kong SAR this prospectus, any other offering material or any advertisement, invitation or document relating to the notes, otherwise than with respect to notes intended to be disposed of to persons outside Hong Kong SAR or only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent;

•	the notes offered in this prospectus have not been registered under the Securities and Exchange Law of Japan, and it has not offered or sold and will not offer or sell, directly or indirectly, the notes in Japan or to or for the account of any resident of Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law; and

•	this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Any investor purchasing the notes in the offering is solely responsible for ensuring that any offer or resale of the notes it purchased in the offering occurs in compliance with applicable laws and regulations.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive, each, a relevant member state, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state, or the relevant implementation date, an offer of the notes described in this prospectus to the public may not be made in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of notes to the public in that relevant member state at any time:

•	To any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the notes described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the notes have not authorized and do not authorize the making of any offer of the notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive, or Qualified Investors, that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

No prospectus (including any amendment, supplement or replacement thereto) nor any offering material relating to the notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. None of this prospectus or any other materials related to the offering or information contained therein relating to the notes has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, as defined in, and in accordance with, Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et Financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Notice to Prospective Investors in Italy

The offering of the notes has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB) pursuant to Italian securities legislation and, accordingly, has represented and agreed that the notes may not and will not be offered, sold or delivered, nor may or will copies of thos prospectus or any other documents relating to the notes be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or Regulation No. 11522, or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, or the Financial Service Act, and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus or any other document relating to the notes in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended, or the Italian Banking Law, Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

This prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the ‘‘Financial Service Act’’ and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, the provisions under the heading ‘‘European Economic Area’’ above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Notice to Prospective Investors in the Netherlands

The offer in The Netherlands of the notes included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

 VALIDITY OF SECURITIES

The validity of the Operating Partnership's Exchangeable Senior Notes will be passed upon for us by Latham & Watkins, LLP, New York, New York. The validity of the Company common shares issuable upon exchange of the Exchangeable Senior Notes will be passed upon for us by Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina. Certain legal matters will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Current Report on Form 8-K dated August 9, 2006 of Tanger Factory Outlet Centers, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Current Report on Form 8-K dated August 9, 2006 of Tanger Properties Limited Partnership have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

We and Tanger Factory Outlet Centers, Inc. have filed with the Commission a registration statement on Form S-3 (Reg. No. 333-136448) with respect to this offering. This prospectus supplement does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the Commission and may be inspected without charge. We and Tanger Factory Outlet Centers, Inc. file annual, quarterly and special reports, proxy statements and other information with the Commission. These filings with the Commission, including the registration statement, are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You also may read and copy documents we filed with the Commission at the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference room. You may also obtain copies of our filings with the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our and Tanger Factory Outlet Centers, Inc.’s filings with the Commission are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Commission rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents we have filed with the Commission listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus:

Tanger Properties Limited Partnership:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006 and June 30, 2006; and

•	Current Report on Form 8-K filed on August 9, 2006.

Tanger Factory Outlet Centers, Inc.:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on February 9, 2006, February 10, 2006, March 2, 2006, March 29, 2006, August 9, 2006; and

•	Definitive proxy statement filed on April 10, 2006.

You may also find these filings on our website at www.tangeroutlet.com or you may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Tanger Properties Limited Partnership
c/o Tanger Factory Outlet Centers, Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360
Greensboro, NC 27408
(336) 292-3010

Tanger Factory Outlet Centers, Inc.

Preferred Shares
Depositary Shares
Common Shares
Common Share Warrants

and

Tanger Properties Limited Partnership

Debt Securities

Tanger Factory Outlet Centers, Inc. may from time to time offer:

(1)    preferred shares;
(2)    preferred shares represented by depositary shares;
(3)    common shares; or
(4)    warrants to purchase our common shares; and

Tanger Properties Limited Partnership may from time to time offer in one of more series its debt securities, which may either be senior or subordinated.

Tanger Factory Outlet Centers, Inc. and its subsidiaries is referred to in this prospectus as the Company and Tanger Properties Limited Partnership and its subsidiaries is referred to in this prospectus as the Operating Partnership. The terms ‘‘we’’, ‘‘our’’ and ‘‘us’’ refer to the Company and the Operating Partnership together, as the context requires.

The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities (collectively, the ‘‘Offered Securities’’) may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus; provided that the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on the debt securities, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. Under this Registration Statement, the Company can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust (‘‘REIT’’) for federal income tax purposes.

See ‘‘Risk Factors’’ beginning on page 2 of this Prospectus for a description of certain factors that should be considered by purchasers of our securities.

Our common shares are traded on the New York Stock Exchange under the symbol ‘‘SKT.’’ On August 8, 2006 the last reported sale price of our common shares was $32.19 per share.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.
Any representation to the contrary is a criminal offense.

Prospectus dated August 9, 2006

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the ‘‘incorporation by reference’’ of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) are incorporated by reference herein.

Tanger Factory Outlet Centers, Inc.:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on February 9, 2006, February 10, 2006, March 2, 2006, March 29, 2006, August 9, 2006; and

•	Definitive proxy statement filed on April 10, 2006.

Tanger Properties Limited Partnership:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

•	Current Report on Form 8-K filed on August 9, 2006.

You may also find these filings on our website at www.tangeroutlet.com. If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Tanger Factory Outlet Centers, Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360
Greensboro, NC 27408
(336) 292-3010
www.tangeroutlet.com

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional

i

information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties, and typically can be identified by the use of words such as ‘‘will,’’ ‘‘expect,’’ ‘‘estimate,’’ ‘‘anticipate,’’ ‘‘forecast,’’ ‘‘plan,’’ ‘‘believe’’ and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others:

•	national and local general economic and market conditions;

•	demographic changes; our ability to sustain, manage or forecast our growth; existing governmental regulations and changes in or the failure to comply with, government regulations;

•	adverse publicity; liability and other claims asserted against us;

•	competition;

•	the risk that we may not be able to finance our planned development activities;

•	risks related to the retail real estate industry in which we compete, including the potential adverse impact of external factors such as inflation, tenant demand for space, consumer confidence, unemployment rates and consumer tastes and preferences;

•	the risk that historically high fuel prices may impact consumer travel and spending habits;

•	risks associated with our development activities, such as the potential for cost overruns, delays and lack of predictability with respect to the financial returns associated with these development activities;

•	risks associated with real estate ownership, such as the potential adverse impact of changes in the local economic climate on the revenues and the value of our properties;

•	risks that we incur a material, uninsurable loss of our capital investment and anticipated profits from one of our properties, such as those that result from wars, earthquakes or hurricanes;

•	risks that a significant number of tenants may become unable to meet their lease obligations, including as a result of tenant bankruptcies, or that we may be unable to renew or re-lease a significant amount of available space on economically favorable terms;

•	fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans;

•	business disruptions;

•	the ability to attract and retain qualified personnel;

•	the ability to realize planned costs savings in acquisitions; and

•	retention of earnings.

Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled ‘‘Business’’ in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2005 (the ‘‘Annual Report’’), including the subheadings entitled ‘‘Recent

ii

Developments,’’ ‘‘The Factory Outlet Concept,’’ ‘‘Our Factory Outlet Centers,’’ ‘‘Business, Growth and Operating Strategy,’’ ‘‘Capital Strategy,’’ ‘‘Competition,’’ and the section entitled ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ in the Current Report on Form 8-K dated August 9, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since those dates.

iii

 THE COMPANY AND THE OPERATING PARTNERSHIP

We are one of the largest owners and operators of factory outlet centers in the United States. We are organized to operate as an equity real estate investment trust, or REIT. We are a fully-integrated, self-administered and self-managed real estate company that focuses exclusively on developing, acquiring, owning and operating factory outlet centers. We provide all development, leasing and management services for our centers. As of June 30, 2006, we owned 29 centers in 21 states coast to coast, totaling approximately 8.0 million square feet of gross leasable area. These centers were 96% occupied at that date. We also manage for a fee and own a 50% interest in one center containing approximately 402,000 square feet and manage for a fee three centers totaling approximately 293,000 square feet.

The Company’s wholly owned subsidiary, Tanger GP Trust, serves as the general partner of the Operating Partnership. The factory outlet centers and other assets of the Company’s business are owned by, and all of its operations are conducted by, the Operating Partnership. Accordingly, the descriptions of the business, employees and properties of the Company are also descriptions of the business, employees and properties of the Operating Partnership.

Organizational Chart

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income each year.

The Company and the Operating Partnership are organized under the laws of the state of North Carolina and maintain their principal executive offices at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408 and the telephone number at that address is (336) 292-3010.

 RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus and the related prospectus supplement before deciding to buy our securities:

We face competition for the acquisition of factory outlet centers, and we may not be able to complete acquisitions that we have identified.

One component of our business strategy is expansion through acquisitions, and we may not be successful in completing acquisitions that are consistent with our strategy. We compete with institutional pension funds, private equity investors, other REITs, small owners of factory outlet centers, specialty stores and others who are engaged in the acquisition, development or ownership of factory outlet centers and stores. These competitors may affect the supply/demand dynamics and, accordingly, increase the price we must pay for factory outlet centers we seek to acquire, and these competitors may succeed in acquiring those factory outlet centers themselves. Also, our potential acquisition targets may find our competitors to be more attractive acquirers because they may have greater marketing and financial resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing for factory outlet centers may increase in the future, which would increase demand for these factory outlet centers and the prices we must pay to acquire them. If we pay higher prices for factory outlet centers, our profitability may be reduced. Also, once we have identified potential acquisitions, such acquisitions are subject to the successful completion of due diligence, the negotiation of definitive agreements and the satisfaction of customary closing conditions, and we cannot assure you that we will be able to reach acceptable terms with the sellers or that these conditions will be satisfied.

The economic performance and the market value of our factory outlet centers are dependent on risks associated with real property investments.

Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, inflation, unemployment rates, consumer confidence, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, our ability to provide adequate maintenance and insurance and increased operating costs.

Our earnings and therefore our profitability are entirely dependent on rental income from real property.

Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of factory outlet store tenant leases traditionally have been significantly shorter than in other retail segments. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

We are substantially dependent on the results of operations of our retailers.

Our operations are necessarily subject to the results of operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. Accordingly, declines in these tenants' results of operations would reduce the income produced by our properties. If the sales of our retail tenants decline sufficiently, such tenants may be unable to pay their existing rents as such rents would represent a higher percentage of their sales. Any resulting leasing delays, failures to make payments or tenant bankruptcies could result in the termination of such tenants' leases.

A number of companies in the retail industry, including some of our tenants, have declared bankruptcy or have voluntarily closed certain of their stores in recent years. The bankruptcy of a major tenant or number of tenants may result in the closing of certain affected stores, and we may not be able to re-lease the resulting vacant space for some time or for equal or greater rent. Such bankruptcy could have a material adverse effect on our results of operations and could result in a lower level of funds for distribution.

We may be subject to environmental regulation.

Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

We are required by law to make distributions to our shareholders.

To obtain the favorable tax treatment associated with our qualification as a REIT, generally, we are required to distribute to our common and preferred shareholders at least 90.0% of our net taxable income (excluding capital gains) each year. We depend upon distributions or other payments from our Operating Partnership to make distributions to our common and preferred shareholders.

Our failure to qualify as a REIT could subject our earnings to corporate level taxation.

We believe that we have operated and intend to operate in a manner that permits us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the ‘‘Internal Revenue Code’’). However, we cannot assure you that we have qualified or will remain qualified as a REIT. If in any taxable year we were to fail to qualify as a REIT and certain statutory relief provisions were not applicable, we would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, unless we were entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified. Our failure to qualify for taxation as a REIT would have an adverse effect on the market price and marketability of our securities.

We depend on distributions from our Operating Partnership to meet our financial obligations, including dividends.

Our operations are conducted by our Operating Partnership, and our only significant asset is our interest in our Operating Partnership. As a result, we depend upon distributions or other payments from our Operating Partnership in order to meet our financial obligations, including our obligations under any guarantees or to pay dividends or liquidation payments to our common and preferred shareholders. As a result, these obligations are effectively subordinated to existing and future liabilities of the Operating Partnership. Our Operating Partnership is a party to loan agreements with various bank lenders that require our Operating Partnership to comply with various financial and other covenants before it may make distributions to us. Although our Operating Partnership presently is in compliance with these covenants, we cannot assure you that it will continue to be in compliance and that it will be able to make distributions to us.

We may be unable to develop new factory outlet centers or expand existing factory outlet centers successfully.

We continue to develop new factory outlet centers and expand factory outlet centers as opportunities arise. However, there are significant risks associated with our development activities in addition to those generally associated with the ownership and operation of established retail properties. While we have policies in place designed to limit the risks associated with development, these policies do not mitigate all development risks associated with a project. These risks include the following:

—	significant expenditure of money and time on projects that may be delayed or never be completed;

—	higher than projected construction costs;

—	shortage of construction materials and supplies;

—	failure to obtain zoning, occupancy or other governmental approvals or to the extent required, tenant approvals; and

—	late completion because of construction delays, delays in the receipt of zoning, occupancy and other approvals or other factors outside of our control.

Any or all of these factors may impede our development strategy and adversely affect our overall business.

An uninsured loss or a loss that exceeds the insurance policies on our factory outlet centers could subject us to lost capital or revenue on those centers.

Some of the risks to which our factory outlet centers are subject, including risks of war and earthquakes, hurricanes and other natural disasters, are not insurable or may not be insurable in the future. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the insurance policies noted above or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in and anticipated revenue from one or more of our factory outlet centers, which could adversely affect our results of operations and financial condition, as well as our ability to make distributions to our stockholders.

Under the terms and conditions of our leases, tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons and contamination of air, water, land or property, on or off the premises, due to activities conducted in the leased space, except for claims arising from negligence or intentional misconduct by us or our agents. Additionally, tenants generally are required, at the tenant's expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies acceptable to us. These policies include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the leased space. All of these policies may involve substantial deductibles and certain exclusions.

Historically high fuel prices may impact consumer travel and spending habits.

Our markets are currently experiencing historically high fuel prices. Most shoppers use private automobile transportation to travel to our factory outlet centers and many of our centers are not easily accessible by public transportation. Increasing fuel costs may reduce the number of trips to our centers thus reducing the amount spent at our centers. Many of our factory outlet center locations near tourist destinations may experience an even more acute reduction of shoppers if there were a reduction of people opting to drive to vacation destinations. Such reductions in traffic could adversely impact our percentage rents and ability to renew and release space at current rental rates.

Increasing fuel costs may also reduce disposable income and decrease demand for retail products. Such a decrease could adversely affect the results of operations of our retail tenants and adversely impact our percentage rents and ability to renew and release space at current rental rates.

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets for ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and minority interests. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized and the interest factor of rental expense.

Ratio of Earnings to Fixed Charges

Six Months Ended June 30,
2006	2005
1.4	1.8

Years Ended December 31,
2005	2004	2003	2002	2001
1.6	2.0	1.5	1.2	1.1

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

Six Months Ended June 30,
2006	2005
1.3	1.8

Years Ended December 31,
2005	2004	2003	2002	2001
1.6	2.0	1.5	1.2	1.0

 USE OF PROCEEDS

We intend to contribute all of the proceeds from the sale of securities of the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of our securities for general purposes, which may include the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, and the repayment of certain secured or unsecured indebtedness outstanding at such time.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

The following description of the terms of the debt securities sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered, the extent, if any, to which such general provisions may apply to our debt securities and any modifications of or additions to the general terms of the debt securities applicable in the case of the debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued by the Operating Partnership and, if other than non-convertible investment grade securities, will be guaranteed by the Company. The Company will not issue debt securities. The senior debt securities will be issued under an indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and US Bank, National Association, as trustee, and the subordinated debt securities are to be issued under an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee. The original senior indenture, dated as of March 1, 1996, was filed as an exhibit to our Registration Statement on Form S-3 dated April 12, 1996. The senior indenture was subsequently supplemented by a First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, which were filed on our Current Reports on Form 8-K dated March 11, 1996, October 24, 1997 and February 16, 2001, respectively. The form of the subordinated indenture was filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form S-3 dated January 23, 1996.

The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities.

The debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under ‘‘Subordination’’ below. The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of the indentures, the debt securities and the related guarantees. For a detailed description of a specific series of debt securities and the related guarantees, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:

(1)	the title of those debt securities;

(2)	the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)	the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

(4)	the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

(5)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(6)	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for Payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)	the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, the applicable guarantees and the applicable Indenture may be served;

(8)	the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9)	the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(10)	if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)	whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

(12)	any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

(13)	whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

(14)	whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(15)	the specific terms of the related guarantees;

(16)	if the defeasance and covenant defeasance provisions of the applicable indenture for those debt securities are to be inapplicable, or any modifications to such provisions;

(17)	whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

(18)	if other than the trustee, the identity of each security registrar and/or paying agent; and

(19)	any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

Except as described in ‘‘Merger, Consolidation or Sale’’ or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See ‘‘Description of Common Shares’’ and ‘‘Description of Preferred Shares.’’ In addition, subject to the limitations set forth under ‘‘Merger, Consolidation or Sale,’’ the Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership’s indebtedness or substantially reduce or eliminate the Operating Partnership’s assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the debt securities.

Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to ‘‘Certain Covenants’’ below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as sole shareholder of the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under ‘‘Discharge, Defeasance and Covenant Defeasance’’ below apply to such series of debt securities. See ‘‘Modification of the Indenture.’’

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

Neither the Operating Partnership nor the applicable trustee shall be required to:

(1)	issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

(2)	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

(3)	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

Each Indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

(1)	either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

(2)	immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Certain Covenants

Limitations on Incurrence of Indebtedness.    The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of:

(1)	the Operating Partnership’s Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

(2)	any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the ‘‘Adjusted Total Assets’’).

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 2.0 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)	such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(2)	the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)	any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period; and

(4)	in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership’s Adjusted Total Assets.

For purposes of this covenant, Indebtedness is deemed to be ‘‘incurred’’ by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

Restrictions on Dividends and Other Distributions.    The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership’s capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:

(a)	no default under the Indenture or event of default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Operating Partnership, the Company or any Subsidiary shall have occurred or be continuing and

(b)	the aggregate sum of all distributions made after the date of the Indenture shall not exceed the sum of

(i)	95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the Indenture until the end of the last fiscal quarter prior to the contemplated payment, and

(ii)	the aggregate Net Cash Proceeds (as defined below) received by the Operating Partnership after the date of the Indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the Company’s status as a REIT under the Internal Revenue Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

Existence.    Except as permitted under ‘‘Merger, Consolidation or Sale,’’ each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

Maintenance of Centers.    Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties except as otherwise provided in ‘‘Merger, Consolidation or Sale.’’

Insurance.    The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best’s Key Rating Guide.

Payment of Taxes and Other Claims.    Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(1)	all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

(2)	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.    Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the ‘‘Financial Statements’’) if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the ‘‘Required Filing Dates’’) by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.

The Company and the Operating Partnership will also in any event,

(x)	within 15 days of each Required Filing Date,

(1)	transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(2)	file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(y)	if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

Definitions Used For the Debt Securities

As used herein,

‘‘Annual Service Charge’’ as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

‘‘Capital Stock’’ of any Person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

‘‘Consolidated Income Available for Debt Service’’ for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries,

(1)	plus amounts which have been deducted for

(a)	interest on Indebtedness of the Operating Partnership and its Subsidiaries,

(b)	provision for taxes of the Operating Partnership and its Subsidiaries based on income,

(c)	amortization of debt discount,

(d)	depreciation and amortization,

(e)	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

(f)	amortization of deferred charges, and

(g)	provisions for or realized losses on properties,

(2)	less amounts which have been included for gains on properties.

‘‘Consolidated Net Income’’ for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

‘‘Funds from Operations,’’ or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership’s ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

‘‘Indebtedness’’ means any indebtedness, whether or not contingent, in respect of

(1)	borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property,

(3)	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(4)	any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

‘‘Net Cash Proceeds’’ means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

‘‘Permitted Indebtedness’’ means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

‘‘Secured Indebtedness’’ means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

‘‘Subsidiary’’ means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

‘‘Total Assets’’ as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).

‘‘Undepreciated Real Estate Assets’’ as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

‘‘Voting Stock’’ means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

Additional Covenants

Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:

(1)	default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;

(2)	default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3)	default in making any sinking fund payment as required for any debt security of such series;

(4)	default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

(5)	default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6)	failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith,

(7)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

(8)	any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the guarantor (and to the applicable trustee if given by the holders).

However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:

(1)	the Operating Partnership or the guarantor had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee and

(2)	all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then Outstanding under such Indenture, as the case may be) have been cured or waived as provided in such indenture.

The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then Outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

(1)	in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

(2)	in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders’ interest.

Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1)	change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)	reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

(3)	change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;

(4)	impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

(5)	change any redemption or repayment provisions applicable to any debt security;

(6)	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

(7)	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

(8)	make any change that adversely affects any right to exchange any debt security;

(9)	in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

(10)	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.

Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

(2)	to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

(4)	to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(5)	to secure the debt securities;

(6)	to establish the form or terms of debt securities of any series;

(7)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

(8)	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

(9)	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect; or

(10)	to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture.

(11)	to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture;

Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1)	the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

(2)	the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

(3)	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable Indenture; and

(4)	debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Subordination

Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.

Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.

Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.

Discharge, Defeasance and Covenant Defeasance

The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture provides or will provide that, unless the provisions of Section 402 are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:

(1)	defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (‘‘defeasance’’); or

(2)	release the Operating Partnership and the guarantor from certain obligations of the applicable indenture (including the restrictions described under ‘‘Certain Covenants’’) and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series (‘‘covenant defeasance’’).

in either case upon the irrevocable deposit by the Operating Partnership or the guarantor with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.

‘‘Government Obligations’’ means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1)	the Holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. ‘‘Conversion Event’’ means the cessation of use of:

(1)	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)	the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

(3)	any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under ‘‘Events of Default, Notice and Waiver’’ with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and the guarantor would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion or Exchange Rights

The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Global Securities

The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the ‘‘Global Securities’’) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

Guarantees of Debt Securities

The Company, as guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, the debt securities, if other than non-convertible investment grade securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The additional terms of any guarantee relating to a series of debt securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the Guarantor to the extent set forth in the applicable prospectus supplement.

For any guarantee, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

 DESCRIPTION OF COMMON SHARES

The Company has authority to issue 50,000,000 common shares, $0.01 par value per share. In this section, the terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to the Company and not the Operating Partnership. As of June 30, 2006, we had outstanding 31,000,536 common shares.

General

The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Terms

Each of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any preemptive or similar rights.

Except for the election of a director to fill a vacancy on the board of directors and the election of directors by holders of one or more class or series of our preferred shares, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a plurality of the votes cast. Holders of our common shares will not have cumulative voting rights for the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of the our common shares cast for the election of directors at that meeting will be able to elect all of the directors, other than any directors to be elected by the holders of one or more series of our preferred shares. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See ‘‘Description of Preferred Shares.’’ If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the ‘‘five or fewer’’ requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the ‘‘five or fewer’’ requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from a related party tenant is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of such tenant. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities.

Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 4% of our outstanding common shares. Our charter provides that Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common stock, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our stock is transferred in a way that would cause our stock to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our stock.

The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Amendments to our charter require the affirmative vote of holders owning a majority of our outstanding common shares. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

All certificates representing our common shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of our capital shares, as set forth in the applicable Treasury Regulations promulgated under the Internal Revenue Code. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of our capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Transfer Agent

The registrar and transfer agent for our common shares is EquiServe Trust Company, NA.

 DESCRIPTION OF COMMON SHARE WARRANTS

The Company may issue warrants to purchase its common shares. In this section, the terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:

(1)	the title of the warrants;

(2)	the aggregate number of the warrants;

(3)	the price or prices at which the warrants will be issued;

(4)	the designation, number and terms of the common shares purchasable upon exercise of the warrants;

(5)	the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

(6)	the date, if any, on and after which the warrants and the related common shares will be separately transferable;

(7)	the price at which each common shares purchasable upon exercise of the warrants may be purchased;

(8)	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)	the minimum or maximum number of warrants which may be exercised at any one time;

(10)	information with respect to book-entry procedures, if any;

(11)	a discussion of certain material federal income tax considerations; and

(12)	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares and 8,000,000 Class D Preferred Shares. In 1993, the Company issued 300,000 Class A Cumulative Convertible Redeemable Preferred Shares in the form of 3,000,000 Depositary Shares. During 2003 all of these shares that had not already converted to common shares were either converted to common shares or redeemed. As of June 30, 2006, 3,000,000 7.5% Class C Cumulative preferred shares were outstanding. In this section, the terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to the Company and not the Operating Partnership.

The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.

General

Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors.

The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

(1)	the title of the preferred shares;

(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4)	whether the preferred shares are cumulative or not and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

(5)	the procedures for any auction and remarketing, if any, for the preferred shares;

(6)	the provision for a sinking fund, if any, for the preferred shares;

(7)	the provision for redemption, if applicable, of the preferred shares;

(8)	any listing of the preferred shares on any securities exchange;

(9)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

(10)	a discussion of federal income tax considerations applicable to the preferred shares;

(11)	any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

(12)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(13)	any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(14)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:

(1)	senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

For these purposes, the term ‘‘equity securities’’ does not include convertible debt securities.

Dividends

Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:

(1)	the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

(2)	the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.

Except as provided in the immediately preceding paragraph, unless:

(1)	in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)	in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares to preserve our status as a REIT for federal and/or state income tax purposes.

Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

If we properly designate any portion of a dividend as a ‘‘capital gain dividend,’’ a holder’s share of such capital gain dividend will be an amount which bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of our shares for the year.

Redemption

If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)	in the case of a the series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)	in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

(3)	in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(4)	in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (except by conversion into or exchange for stock of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:

(1)	The redemption date;

(2)	The number of shares and series or class of the preferred shares to be redeemed;

(3)	The redemption price;

(4)	The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

(5)	That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

(6)	The date on which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.

Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.

Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:

(1)	if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

(2)	if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):

(1)	authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or

(2)	amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Under the North Carolina Business Corporation Act, the holders of outstanding Series A Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter provides that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect the Series A Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Series A Preferred Shares, a change in the designation, rights, preferences or limitations of all or part of the Series A Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the Series A Preferred Shares.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares.

Restrictions on Ownership and Transfer

As discussed above under ‘‘Description of Common Shares — Restrictions on Ownership and Transfer,’’ for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the ‘‘five or fewer’’ requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the ‘‘five or fewer’’ requirement. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. Therefore, with regards to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares other than the Series A Preferred Shares, with respect to which the ownership limit differs slightly from that described below, will provide as follows:

Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, preferred shares in excess of the lesser of:

(1)	9.8% of the outstanding preferred stock of any class or series;

(2)	if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit or the existing holder limit;

(3)	an amount of preferred shares which would cause five or fewer individuals to own, actually or constructively, more then 49% in value of our outstanding capital shares (in the aggregate); or

(4)	an amount of preferred shares which would cause any person (other than Stanley K. Tanger, Steven B. Tanger and certain members of their families and affiliates) to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own preferred shares in excess of the preferred share ownership limit.

The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.

All certificates representing preferred shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of shares as set forth in the applicable Treasury Regulations. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF DEPOSITARY SHARES

General

The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if:

(1)	the termination is necessary to preserve our status as a REIT; or

(2)	a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

We have agreed that if the deposit agreement is terminated to preserve the our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1)	all outstanding depositary shares shall have been redeemed;

(2)	there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

(3)	all outstanding preferred shares shall have been converted into common shares or other preferred shares.

Charges of Preferred Share Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.

Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS TO
TANGER FACTORY OUTLET CENTERS, INC. OF ITS REIT ELECTION

The following is a summary of the federal income tax considerations to us related to our REIT election which are anticipated to be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of any of our securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder’s particular situation. This discussion does not attempt to address any aspects of federal income taxation relating to holders of the securities. Federal income tax considerations relevant to holders of the securities may be provided in the applicable prospectus supplement relating thereto. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities.

The information in this section is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions,

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received such rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations contained in this discussion. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

You are urged to consult the applicable prospectus supplement and your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our securities, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the tax laws.

Taxation Of Tanger Factory Outlet Centers, Inc.

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1993. We intend to continue to be organized and operate in this manner. However, no assurance can be given that we have been organized and have operated or will continue to be organized and operate in a manner so as to qualify or remain qualified as a REIT. See ‘‘— Failure to Qualify’’ below.

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following describes the material aspects of these sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the Internal Revenue Code, these rules and these Treasury Regulations.

Unless we specify otherwise in the applicable prospectus supplement, as a condition to the closing of each offering of equity securities under this prospectus, our tax counsel may render an opinion to the underwriters of the offering to the effect that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in this prospectus, the applicable prospectus supplement and a factual certificate provided by one of our officers. Our counsel will have no obligation to update its opinion subsequent to its date. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset composition, distribution levels and diversity of share ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that the actual results of our operation in any particular taxable year will satisfy such requirements. See ‘‘— Failure to Qualify’’ below. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

If we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the ‘‘double taxation’’ that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We will be required to pay federal income taxes, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed ‘‘REIT taxable income,’’ including undistributed net capital gains.

•	We may be required to pay the ‘‘alternative minimum tax’’ on our items of tax preference under some circumstances.

•	If we have (a) net income from the sale or other disposition of ‘‘foreclosure property,’’ held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% or 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the gross income attributable to (A) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 95% (90% for taxable years ending on or before December 31, 2004) of our gross income exceeds the amount qualifying under the 95% gross income test described below multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•	If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or foregone, by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

•	We will be subject to a 100% penalty tax on any ‘‘redetermined rents,’’ ‘‘redetermined deductions’’ or ‘‘excess interest’’. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a ‘‘taxable REIT subsidiary’’ of ours to any of our tenants. See ‘‘— Ownership of Interests in Taxable REIT Subsidiaries.’’ Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), specified tax-exempt entities, including pension funds, generally are treated as individuals, except a ‘‘look-through’’ exception applies with respect to pension funds.

We believe that we have been organized and operated in a manner that has allowed us to satisfy conditions (1) through (7) above. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in ‘‘Description of Common Shares — Restrictions on Ownership and Transfer’’ and ‘‘Description of Preferred Shares — Restrictions on Ownership and Transfer.’’ These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

In addition, a corporation may not be a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests described below. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of these items of any partnership or limited liability company in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies and their partners or members below in ‘‘— Tax Aspects of the Operating Partnership.’’ We have control of our Operating Partnership and intend to continue to operate it in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below. See ‘‘— Failure to Qualify’’ below.

We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as ‘‘qualified REIT subsidiaries’’ under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and we do not elect with the subsidiary to treat it as a ‘‘taxable REIT subsidiary,’’ described below. For federal income tax purposes, a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code, including the REIT qualification tests. Thus, in applying the requirements described in this prospectus, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction, and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities of any one issuer that constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in ‘‘— Asset Tests.’’

Ownership of Interests in Taxable REIT Subsidiaries

A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with that REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt directly or indirectly funded by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We own an interest in Tanger Development Corporation, which has jointly elected with us to be treated as a taxable REIT subsidiary, and we may own interests in one or more additional taxable REIT subsidiaries in the future.

A REIT’s ownership of securities of a taxable REIT subsidiary will not be subject to the 5% or 10% asset tests described below. See ‘‘— Asset Tests.’’

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT.

•	First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including ‘‘rents from real property’’ and, in some circumstances, interest, or (b) specified types of temporary investments.

•	Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of shares or securities, or (c) any combination of the foregoing.

For these purposes, the term ‘‘interest’’ generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term ‘‘interest,’’ however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive will qualify as ‘‘rents from real property’’ in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term ‘‘rents from real property,’’ however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•	We, or an actual or constructive owner of 10% or more of our capital shares, do not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of ‘‘rents from real property’’ if at least 90% of the space of the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease; provided, however, that if a lease with a ‘‘controlled taxable REIT subsidiary’’ is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as ‘‘rents from real property.’’ For purposes of this rule, a ‘‘controlled taxable REIT subsidiary’’ is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as ‘‘rents from real property.’’

•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through a taxable REIT subsidiary or an independent contractor from whom we derive no revenue. We may, however, perform services that are ‘‘usually or customarily rendered’’ in connection with the rental of space for occupancy only and are not otherwise considered ‘‘rendered to the occupant’’ of the property. Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our Operating Partnership, do not intend to permit our Operating Partnership, to take actions that will cause the rents that the Operating Partnership receives to fail to qualify as ‘‘rents from real property.’’ However, we may intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determination of value.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income we derive from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Internal Revenue Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term ‘‘hedging transaction,’’ as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiary pays dividends, such dividend income will qualify under the 95%, but not the 75%, gross income test. We intend to monitor the amount of the dividend and other income from our taxable REIT subsidiary and we intend to take actions to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. While we expect these actions will prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may avail ourselves of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in ‘‘Taxation of Tanger Factory Outlet Centers, Inc. — General’’ above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain includes our share of any such gain realized by the Operating Partnership and any other partnerships or other entities treated as partnerships in which we own an interest or by our qualified REIT subsidiaries. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties and other properties. We intend to make occasional sales of our properties as are consistent with our investment objectives. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•	Amounts are received by a REIT for services customarily furnished or rendered in connection with the rental of real property. This safe harbor, however, is no longer available commencing with our taxable year beginning January 1, 2005;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	Rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and composition of our assets:

•	First, at least 75% of the value of our assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a share offering or a public debt offering with a term of at least five years, but only for the one year period beginning on the date we received such proceeds.

•	Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

•	Third, for taxable years ending on or prior to December 31, 2000, of the investments included in the 25% asset class and except for certain investments in other REITS and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Fourth, for taxable years beginning after December 31, 2000, not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

•	Finally, for taxable years beginning after December 31, 2000, except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, not more than 5% of the value of our assets may be represented by securities of any one issuer, we may not own more than 10% of any one issuer’s outstanding voting securities and we may not own more than 10% of the value of any one issuer’s securities. Certain types of securities, including certain ‘‘straight debt’’ securities having specified characteristics, are disregarded as securities solely for purposes of the 10% value test. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Internal Revenue Code.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in a partnership or limited liability company will be treated as an acquisition of a portion of the securities or other property owned by the partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we fail to satisfy the REIT asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (ii) we dispose of the non-qualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the Internal Revenue Service. Although we plan to take steps to ensure that we satisfy the various steps described above for any quarter with respect to which retesting is to occur, there can be no assurance that our efforts will always be successful. If we cannot avail ourselves of these relief provisions, we would cease to qualify as a REIT. See ‘‘— Failure to Qualify’’ below.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

•	90% of our ‘‘REIT taxable income;’’ and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income over 5% of our ‘‘REIT taxable income.’’ Our ‘‘REIT taxable income’’ is computed without regard to the dividends paid deduction and our net capital gain. For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the assets in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration, provided such payment is made within the twelve-month period following the close of such year. The amount distributed must not be preferential. To avoid this treatment, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our ‘‘REIT taxable income,’’ as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our ‘‘REIT taxable income’’ will be less than our cash flow due to the allowance for depreciation and other non-cash charges in computing ‘‘REIT taxable income.’’ Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to borrow funds in order to pay dividends or pay dividends in the form of taxable share dividends.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying ‘‘deficiency dividends’’ to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we would be required to pay a 4% excise tax to the extent our actual annual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year plus, in each case, any undistributed taxable income from prior periods. Distributions with declaration and record dates falling in the last three months of the calendar year, which are made by the end of January immediately following such year, will be treated as made on December 31 of the prior year. Any taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Failure to Qualify

Specified cure provisions are available to us in the event that we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT. These cure provisions reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and instead generally require the payment of a monetary penalty. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our shareholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to quality as a REIT, shareholders will be required to pay tax on all distributions to them at regular corporate dividend rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership

General

Substantially all of the Company’s investments are held through the Operating Partnership. In addition, our Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for federal income tax purposes.

Entity Classification

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that an ‘‘eligible entity’’ may elect to be taxed as a partnership for federal income tax purposes. An eligible entity is a domestic business entity not otherwise classified as a corporation and which has at least two members. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. Such an entity’s claimed classification will be respected for all prior periods so long as the entity had a reasonable basis for its claimed classification and certain other requirements are met. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership met the requirements for classification as a partnership under prior law for all periods prior to January 1, 1997 and has claimed and will continue to claim classification as a partnership. Therefore, under the current Treasury Regulations, the Operating Partnership will be taxed as a partnership.

Tax Allocations With Respect to the Centers

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Centers) that is contributed to a partnership in exchange for an interest in the Partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a ‘‘Book-Tax Difference’’). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property by the Tanger Family Partnership. Consequently, the Partnership Agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

In general, the Tanger Family Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Tanger Family Partnership, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the contribution of such assets to the Operating Partnership. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company’s ability to comply with the REIT distribution requirements. See ‘‘— Annual Distribution Requirements.’’

Treasury Regulations under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the ‘‘traditional method,’’ or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the ‘‘traditional method’’ for accounting for Book-Tax Differences with respect to the Centers initially contributed to the Partnership. As a result of such determination, distributions to shareholders will be comprised of a greater portion of taxable income rather than a return of capital. The Operating Partnership and the Company have not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to Centers contributed to the Partnership in the future.

With respect to the Centers initially contributed to the Operating Partnership by the Company, as well as any property purchased by the Operating Partnership subsequent to the admission of the

Company to the Operating Partnership, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Internal Revenue Code will not apply.

Basis in Operating Partnership Interest

The Company’s adjusted tax basis in its interest in the Operating Partnership generally will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, increased by (a) its allocable share of the Operating Partnership’s income and (b) its allocable share of indebtedness of the Operating Partnership and reduced, but not below zero, by (a) the Company’s allocable share of losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) constructive distributions resulting from a reduction in the Company’s share of indebtedness of the Operating Partnership.

If the allocation of the Company’s distributive share of the Operating Partnership’s loss exceeds the adjusted tax basis of the Company’s partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has an adjusted tax basis in its partnership interest. To the extent that the Operating Partnership’s distributions, or any decrease in the Company’s share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed the Company’s adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company’s interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year for corporations), the distributions and constructive distributions will constitute long-term capital gains. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

Other Tax Consequences

The Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Company may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Current Report on Form 8-K dated August 9, 2006 of Tanger Factory Outlet Centers, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Current Report on Form 8-K dated August 9, 2006 of Tanger Properties Limited Partnership have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York will pass upon the validity of the securities offered by this prospectus. Any counsel for any underwriters, dealers or agents will rely on Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina as to certain matters of North Carolina law.

In addition, the description of federal income tax consequences contained in this prospectus entitled ‘‘Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election’’ is based upon the opinion of Latham & Watkins LLP.